Filed Pursuant to Rule 424(b)(5)

Registration No. 333-224961

This Prospectus Supplement should be read in conjunction with the Prospectus dated June 1, 2018.

$5,000,000,000

State of Israel

$2,000,000,000 2.750% Bonds due July 3, 2030

$2,000,000,000 3.875% Bonds due July 3, 2050

$1,000,000,000 4.500% Bonds due April 3, 2120

This is an offering by the State of Israel (“Israel” or the “State of Israel”) of an aggregate of $2,000,000,000 2.750% bonds due 2030 (the “2030 bonds”), $2,000,000,000 3.875% bonds due 2050 (the “2050 bonds”) and $1,000,000,000 4.500% bonds due 2120 (the “2120 bonds” and, together with the 2030 bonds and the 2050 bonds, the “bonds”).

The bonds will constitute direct, general, unconditional, unsecured and unsubordinated external indebtedness of the State of Israel. The bonds will rank without preference among themselves and equally with all other unsecured and unsubordinated external indebtedness of Israel and will be backed by the full faith and credit of Israel. It is understood that this provision shall not be construed to require Israel to make payments under the bonds ratably with payments being made under any other external indebtedness of Israel. Interest on the 2030 bonds will be payable semi-annually on January 3 and July 3 of each year, beginning on July 3, 2020. Interest on the 2050 bonds will be payable semi-annually on January 3 and July 3 of each year, beginning on July 3, 2020. Interest on the 2120 bonds will be payable semi-annually on April 3 and October 3 of each year, beginning on  October 3, 2020. The bonds will be issued only in denominations of $200,000 and integral multiples of $1,000 above that amount.

This prospectus supplement and accompanying prospectus constitute a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”).

Application will be made to the Commission de Surveillance du Secteur Financier of the Grand Duchy of Luxembourg (the “CSSF”), as competent authority under the Prospectus Regulation, to approve this prospectus supplement and the accompanying prospectus as a prospectus for the purposes of the Prospectus Regulation. The CSSF assumes no responsibility as to the economic and financial soundness of the transaction or the solvency of the State of Israel. Application will be made to list the bonds on the official list of the Luxembourg Stock Exchange and to have the bonds admitted to trading on the regulated market of the Luxembourg Stock Exchange (Bourse de Luxembourg), which is a regulated market for the purposes of the Market in Financial Instruments Directive (2014/65/EU) (as amended, “MiFID II”).

See the section entitled “Risk Factors” beginning on page S-7 for a discussion of certain factors you should consider before investing in the bonds.

The bonds will be designated collective action securities and will, therefore, contain “collective action clauses”, regarding meetings of holders, acceleration of the bonds in an event of default and future modifications to the terms of the bonds. Some of these provisions differ from those applicable to certain other series of bonds issued by the State of Israel. Under the provisions applicable to the bonds, which are described beginning on page 5 of the accompanying prospectus, Israel may amend the payment provisions of the bonds and other “reserve matters” with the consent of the holders of: (1) with respect to a single series of bonds, more than 75% of the aggregate principal amount outstanding of such series; (2) with respect to two or more series of bonds, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding bonds of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of bonds, whether or not the “uniformly applicable” requirements are met, more than 662∕3% of the aggregate principal amount of the outstanding bonds of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding bonds of each series affected by the proposed modification, taken individually.

	Per 2030 bond	Total	Per 2050 bond	Total	Per 2120 bond	Total
Public Offering Price	100.000%	$2,000,000,000	100.000%	$2,000,000,000	100.000%	$1,000,000,000
Underwriting discounts	0.125%	$2,500,000	0.250%	$5,000,000	0.300%	$3,000,000
Proceeds to the State of Israel (before expenses)	99.875%	$1,997,500,000	99.750%	$1,995,000,000	99.700%	$997,000,000

The public offering prices set forth above do not include accrued interest, if any. Interest on the bonds will accrue from April 3, 2020 and must be paid by the purchaser if the bonds are delivered after April 3, 2020.

Neither the Securities and Exchange Commission (the “SEC”) nor any regulatory body in the United States has approved or disapproved of these securities or passed upon the accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The bonds are expected to be delivered on or about April 3, 2020 (the “issue date”) in book-entry form only to purchasers through The Depository Trust Company, Clearstream Banking, Luxembourg, société anonyme, and the Euroclear System.

Joint Book-Running Managers

Barclays      BofA Securities       Citigroup       Goldman Sachs & Co. LLC

Prospectus Supplement dated March 31, 2020

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NIS EXCHANGE RATES

On March 30, 2020, the Bank of Israel foreign exchange rate for U.S. dollars was 3.5860 New Israeli Shekels, or NIS, per U.S. dollar. References to dollar, “US$” or “$” in this prospectus supplement are to U.S. dollars and references to “NIS” or “shekel” are to New Israeli Shekels. For a discussion of the convertibility of the NIS, see “Currency Protocol” and “Balance of Payments and Foreign Trade — Foreign Exchange Controls and International Reserves” in Exhibit D to Israel’s Annual Report on Form 18-K for the fiscal year ended December 31, 2018, as amended.

FISCAL YEAR

The fiscal year of the Government of Israel (the “Government”) ends December 31. The twelve-month period that ended on December 31, 2018 is referred to herein as “2018”, and other years are referred to in a similar manner.

OFFICIAL STATEMENTS

Information included in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, that is identified as being derived from a publication of Israel or one of its agencies or instrumentalities or the Bank of Israel is included on the authority of that publication as a public official document of Israel or the Bank of Israel. All other information in this prospectus supplement, the accompanying prospectus and in the registration statement, other than the information included under the caption “Underwriting”, is included as a public official statement made on the authority of the Director General of the Ministry of Finance of Israel, in his official capacity.

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ABOUT THIS PROSPECTUS SUPPLEMENT

Israel accepts responsibility for the contents of this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference. Israel further declares that, having taken all reasonable care to ensure that such is the case, the information contained in this prospectus supplement and the accompanying prospectus is, to the best of its knowledge, in accordance with the facts in all material respects and contains no material omission likely to affect its import.

A Current Description of the State of Israel is contained in Exhibit D to the Annual Report of the State of Israel on Form 18-K for the fiscal year ended December 31, 2018, as amended. Such Annual Report on Form 18-K for the year ended December 31, 2018 (including its exhibits), as amended, is incorporated by reference in this prospectus supplement. There have been no material adverse changes that would affect the information about the State of Israel included in the Current Description of the State of Israel contained in such Exhibit D, as amended, through the date hereof.

Prospective investors should rely on the information provided in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. No person is authorized by Israel or the underwriters to make any representation or give any information not contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Any such representation or information not contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus must not be relied upon as having been authorized by Israel or the underwriters. Please see “Incorporation by Reference” and “Listing, Admission to Trading and General Information — Where You Can Find More Information” for information on the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Israel is not offering to sell or soliciting offers to buy any securities other than the bonds offered under this prospectus supplement, nor is Israel offering to sell or soliciting offers to buy the bonds in places where such offers are not permitted by applicable law. You should not assume that the information in this prospectus supplement or the accompanying prospectus, or the information incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate as of any date other than their respective dates. Israel’s economic, fiscal or political circumstances may have changed since such dates.

The bonds described in this prospectus supplement are debt securities of Israel being offered under a registration statement filed with the SEC under the U.S. Securities Act of 1933, as amended. The accompanying prospectus is part of that registration statement. The accompanying prospectus provides you with a general description of the securities that Israel may offer, and this prospectus supplement contains specific information about the terms of this offering and the bonds. This prospectus supplement also adds, updates or changes information provided or incorporated by reference in the accompanying prospectus. Consequently, before you invest, you should read this prospectus supplement together with the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” and “Listing, Admission to Trading and General Information — Where You Can Find More Information” for information on the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Those documents (such as Israel’s Annual Report on Form 18-K for 2018, as amended) contain information regarding Israel, the bonds and other relevant matters. The registration statement, any post-effective amendments thereto, the various exhibits thereto, and the documents incorporated therein by reference contain additional information about Israel and the bonds. Certain terms used but not defined in this prospectus supplement are defined in the accompanying prospectus.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the bonds in certain jurisdictions may be restricted by law. Persons who receive copies of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any of those restrictions. See “Underwriting” in this prospectus supplement.

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, may be used only for the purposes for which they have been produced in connection with the offering of the bonds. Any use of this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than in connection with the offering of the bonds, is unauthorized.

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FORWARD-LOOKING STATEMENTS

Israel has made forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein. Statements that are not historical facts are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “continue”, “could”, “should”, “would” or similar terminology. Any forward-looking statements in this prospectus supplement or the accompanying prospectus, including the documents incorporated by reference herein and therein, are based on Israel’s current plans, estimates, assumptions and projections, all of which may change or may not align with actual results. Therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and Israel undertakes no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks. Israel cautions you that many factors could affect the future performance of the Israeli economy. These factors include, but are not limited to:

•	External factors, such as:

•	interest rates in financial markets outside Israel;

•	the impact of changes in the credit rating of Israel;

•	the global and regional security situation;

•	the effects of the outbreak of coronavirus (COVID-19);

•	the economic growth and stability of Israel’s major trading partners, including the United States and the European Union;

•	the global high-tech market; and

•	regional economic and political conditions.

•	Internal factors, such as:

•	general economic and business conditions in Israel;

•	the security situation in Israel;

•	present and future exchange rates of the Israeli currency;

•	foreign currency reserves;

•	the level of domestic debt;

•	domestic inflation;

•	the level of budget deficit;

•	the level of foreign direct and portfolio investment; and

•	the level of Israeli domestic interest rates.

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OVERVIEW OF THE OFFERING

The following overview should be read as an introduction to this prospectus supplement and is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should base any decision to invest in the bonds on consideration of this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, as a whole.

Issuer	State of Israel.

Title of Securities	$2,000,000,000 2.750% bonds due 2030.
$2,000,000,000 3.875% bonds due 2050.
$1,000,000,000 4.500% bonds due 2120.

Maturity Date	2030 bonds will mature on July 3, 2030.
2050 bonds will mature on July 3, 2050.
2120 bonds will mature on April 3, 2120.

Interest Rate	2.750% per annum for the 2030 bonds.
3.875% per annum for the 2050 bonds.
4.500% per annum for the 2120 bonds.

Interest Payment Dates	January 3 and July 3 of each year, starting July 3, 2020, for the 2030 bonds.
January 3 and July 3 of each year, starting July 3, 2020, for the 2050 bonds.
April 3 and October 3 of each year, starting October 3, 2020, for the 2120 bonds.

Price to Public	100.000% of the principal amount for the 2030 bonds.
100.000% of the principal amount for the 2050 bonds.
100.000% of the principal amount for the 2120 bonds.
In addition, purchasers will pay accrued interest, if any, from April 3, 2020.

Form	Israel will issue each series of bonds in the form of one or more book-entry securities in fully registered form, without coupons. Israel will not issue the bonds in bearer form.

Denominations	Israel will issue the bonds in denominations of $200,000 and integral multiples of $1,000 above that amount.

Payment of Principal and Interest	Principal and interest on the bonds will be payable in U.S. dollars or other legal tender, coin or currency of the United States of America.

Status and Ranking	The bonds will be direct, general, unconditional, unsecured and unsubordinated external indebtedness of Israel. The bonds will rank without preference among themselves and equally with all other unsecured and unsubordinated external indebtedness of Israel. It is understood that this provision shall not be construed to require Israel to make payments under the bonds ratably with payments being made under any other external indebtedness of Israel.

Redemption; Sinking Fund	The bonds will not be redeemable prior to maturity and are not entitled to the benefit of any sinking fund.

Default	The bonds will contain events of default, the occurrence of which may result in the acceleration of Israel’s obligations under the bonds prior to maturity upon notice by holders of at least 25% of the aggregate principal amount of the outstanding bonds of the relevant series. See “Debt Securities — Collective Action Securities Issued On or After January 5, 2016 — Default” and “— Acceleration of Maturity” in the accompanying prospectus.

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Collective Action Securities	The bonds will be designated Collective Action Securities under the Fiscal Agency Agreement, dated as of March 13, 2000, as amended by Amendment No. 1 thereto, dated as of February 24, 2004, and Amendment No. 2 thereto, dated as of January 5, 2016 and, as such, will contain provisions regarding acceleration and voting on amendments, modifications, changes and waivers that differ from those applicable to certain other series of bonds issued by the State of Israel. Under these provisions, which are described in the section “Debt Securities — Collective Action Securities Issued On or After January 5, 2016” in the accompanying prospectus, Israel may amend the payment provisions of the bonds and other “reserve matters” with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount outstanding of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, whether or not the “uniformly applicable” requirements are met, more than 662∕3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually. Certain of these actions may be taxable events requiring holders to recognize gain or loss for U.S. federal income tax purposes. See “Taxation — United States” in this prospectus supplement.

Use of Proceeds	Israel will use the net proceeds from the sale of the bonds offered hereby, estimated to be US$4,989,225,000 after deducting underwriting discounts and offering expenses payable by Israel, for the general purposes of the State of Israel. See “Use of Proceeds.”

Listing and Listing Agent	Application will be made to list the bonds on the official list and admit the bonds to trade on the Regulated Market of the Luxembourg Stock Exchange. The Luxembourg listing agent will be Banque Internationale à Luxembourg, société anonyme.

Fiscal Agent	The bonds will be issued pursuant to a Fiscal Agency Agreement dated as of March 13, 2000, as amended by Amendment No. 1 to Fiscal Agency Agreement dated as of February 24, 2004, and Amendment No. 2 to Fiscal Agency Agreement dated as of January 5, 2016, between Israel and Citibank, N.A., as fiscal agent, paying agent, transfer agent and registrar.

Taxation	For a discussion of the material Israeli and United States federal income tax consequences associated with the bonds, see “Taxation” in this prospectus supplement and “Debt Securities — Taxation by Israel; Additional Amounts” in the accompanying prospectus. Investors should consult their own tax advisors in determining the U.S. federal, state and local, non-U.S. and other tax consequences to them of the purchase, ownership and disposition of the bonds.

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Further Issuances	From time to time, without the consent of holders of the bonds, and subject to the required approvals under Israeli law, Israel may create and issue additional debt securities with the same terms and conditions as those of the bonds (or the same except for the amount of the first interest payment); provided that, if such additional debt securities are not fungible with the outstanding bonds for U.S. federal income tax purposes, such additional debt securities will have a separate CUSIP or other identifying number. See “Description of the Bonds — Further Issuances of Debt Securities of a Series.”

Governing Law	The bonds will be governed by the laws of the State of New York, except with respect to the authorization and execution of the bonds, which will be governed by the laws of the State of Israel.

Risk Factors	There are certain risks relating to the issue of the bonds, which investors should ensure they fully understand. See “Risk Factors.”

Where a claim relating to the information contained in this prospectus supplement or the accompanying prospectus is brought before a court, the plaintiff investor might, under the national legislation of the place of jurisdiction, have to bear the costs of translating this prospectus supplement and the accompanying prospectus before the legal proceedings are initiated.

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RISK FACTORS

You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully. Words and expressions defined elsewhere in this prospectus supplement or the accompanying prospectus have the same meaning in this section. Investing in the bonds involves certain risks. Factors that are material for assessing the market risks associated with the bonds are described below. You should consult your financial, tax, legal, accounting and other advisors prior to deciding whether to make an investment in the bonds.

Risks related to the State of Israel and the geopolitical and economic environment.

External factors, including regional and international political and economic conditions, may adversely affect the trading price of the bonds and Israel’s access to credit.

Israel’s access to credit in the international capital markets is affected by regional and international political and economic conditions, including interest rates in financial markets outside Israel, the impact of changes in the credit rating of Israel, the global, regional and Israeli security situations, the economic growth and stability of Israel’s major trading partners and the global high-tech market. As a result, political, economic or market factors, which may be outside Israel’s control, may impact the debt dynamics of Israel and could adversely affect Israel’s cost of funds in the international capital markets and the liquidity of and demand for Israel’s debt securities, including the bonds. In addition, any negative change in the credit rating of Israel could adversely affect the trading price of Israel’s debt securities, including the bonds.

Israel’s political, economic and military environment may continue to be volatile.

Israel has from time to time experienced political situations and has been subject to ongoing security concerns. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its Arab neighbors. Political instability in the Middle East has increased since the terrorist attacks of September 11, 2001 and news of Iran’s reported nuclear program. Since 2005, when Israel withdrew from the Gaza strip, terrorist violence from Gaza has increased. If the level of instability and violence increases in the future, Israel’s capital markets, the level of tourism in Israel and foreign investment in Israel, among other things, may suffer. The conflicts with Hamas in the Gaza strip and with Hezbollah in Lebanon may worsen and potentially affect Israel’s economic condition. In addition, political situations may affect the stability of the Israeli economy.

Since January 2011, there has been political instability and civil unrest in numerous Middle Eastern and North African countries, including Bahrain, Libya, Egypt, Tunisia, Yemen and Syria. This unrest has resulted in the removal of long-standing leadership in several of these countries and created turbulent political situations in others.

As Israel is situated in this region, it closely monitors these events, aiming to protect its economic, political and security interests. The delicate relations between Israel and its neighbors could become even more fragile with the domestic turmoil and change in regimes. Instability in the Middle East and North Africa region have so far not materially affected Israel’s financial or political situation, and countries that have signed peace agreements with Israel have remained committed to them, regardless of internal political developments.

Nevertheless, there can be no assurance that instability in the region will not escalate in the future or will not spread to additional countries in the region. Military efforts have significantly decreased the presence of the Islamist militia group known as ISIS in Syria and Iraq, but there is growing concern regarding Shiite militias taking control over the relinquished territory and the creation of a land corridor from Tehran to the Mediterranean under Iranian influence.

In 2019, there were two general elections; however, after each election, a coalition government was not formed by the deadline. A third election was held in March 2020, and as of the date of this prospectus supplement, a coalition government has not been formed. As a result, Israel’s current government is a transitional government and therefore certain of its decision-making powers are limited. There is a risk that this current political situation, which limits the government’s ability to enact reforms and requires the adoption of the last approved budget, may have a negative impact on Israel’s economy. This risk will continue until a new government is formed.

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The worldwide economic effects of the outbreak of the coronavirus (COVID-19) could adversely affect Israel’s economy.

In December 2019, the emergence of a new strain of the coronavirus (COVID-19) was reported in Wuhan, Hubei Province, China that has subsequently spread throughout the world, including Israel. On January 30, 2020 the World Health Organization declared coronavirus (COVID-19) a public health emergency of international concern and on March 11, 2020 the World Health Organization declared coronavirus (COVID-19) a global pandemic. The coronavirus (COVID-19) outbreak is currently having an adverse impact on the global economy, the severity and duration of which is difficult to predict.

To prevent the spread of coronavirus (COVID-19), Israel has imposed travel restrictions and mandatory self-quarantining, closed schools and universities, prohibited gatherings of more than 10 people. On March 14, 2020, the Prime Minister announced additional restrictions on economic activity, including the closure of educational institutions, leisure activities, and limiting public transportation. In addition, non-essential businesses that employ 10 or more employees were limited to 30% of their workforce. Essential services such as grocery stores, health services and pharmacies continue to operate normally.

Currently the trajectory of the coronavirus (COVID-19) outbreak remains highly uncertain and we cannot predict the duration, severity or effect of the pandemic or any future containment efforts. There is a risk that the spread of coronavirus (COVID-19) and the measures taken to contain its spread, including instituting a lockdown that has resulted in businesses slowing or shuttering operations, may continue to have adverse effects on Israel’s economy and financial markets, including an economic recession.

Israel is a foreign sovereign state and accordingly it may be difficult to obtain or enforce judgments against it.

Israel is a sovereign state. Although Israel has waived its sovereign immunity in respect of the bonds, except for its sovereign immunity in connection with any actions arising out of or based on United States federal or state securities laws, enforcement in the event of a default may nevertheless be impracticable by virtue of legal, commercial, political or other considerations.

Because Israel has not waived its sovereign immunity in connection with any action arising out of or based on United States federal or state securities laws, it will not be possible to obtain a United States judgment against Israel based on such laws unless a court were to determine that Israel is not entitled under the United States Foreign Sovereign Immunities Act of 1976, as amended, to sovereign immunity with respect to such actions.

The current global economic climate and continued economic disruption in Europe may have an adverse effect on Israel’s economy.

Israel’s economy is affected by global economic conditions, including regional and international rates of economic growth. Recent developments in the global economy, including the United Kingdom’s withdrawal from the European Union, have led to increased market volatility and decreased consumer confidence. The potential impact of these developments on the Israeli economy is uncertain.

Although Israel’s economy has shown moderate rates of growth in recent years, there can be no assurance that Israel’s economy will continue to grow in the case of a prolonged negative global economic climate.

As a result of the sovereign debt crisis in Europe, there was significant price volatility in the secondary market for sovereign debt of European and other nations at the beginning of this decade. If such price volatility resumes, it could lead to a decline in the recoverability and value of the market price of Israel’s debt securities, including the bonds. Sluggish economic growth or negative growth in the European Union, which is one of Israel’s major trading partners, could have a material adverse impact on Israel’s balance of trade and adversely affect Israel’s financial condition.

The successful development of Israel’s natural gas reserves involves certain risks that may make expected natural gas production levels unobtainable.

There are numerous uncertainties associated with estimating quantities of natural gas reserves and projecting future rates of production and the level of revenue Israel will receive from its natural gas fields. These items are, in part, dependent on the reliability of seismic measurement technologies and the future international market for natural gas and other energy substitutes, as well as future development and operating costs, all of which may vary considerably from Israel’s current assumptions. Moreover, certain of Israel’s neighboring countries have asserted mineral rights with respect to certain natural gas reserves to which Israel currently lays claim. Any failure to meet expected natural gas production targets on the forecasted timelines, or at all, could have a negative impact on Israel’s progress towards energy independence or the revenues that will be received by the State of Israel.

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Risks related to the bonds.

The bonds may not be a suitable investment for all investors.

You must determine the suitability of investment in the bonds in light of your own circumstances. In particular, you should:

(1)	have sufficient knowledge and experience to make a meaningful evaluation of the bonds and the merits and risks of investing in the bonds;

(2)	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of your particular financial situation, an investment in the bonds and the impact the bonds will have on your overall investment portfolio;

(3)	have sufficient financial resources and liquidity to bear all of the risks of an investment in the bonds, including where the currency for principal or interest payments is different from your currency;

(4)	understand thoroughly the terms of the bonds and be familiar with the behavior of any relevant indices and financial markets; and

(5)	be able to evaluate (either alone or with the help of a financial advisor) possible scenarios for economic, interest rate and other factors that may affect your investment and your ability to bear the applicable risks.

There is no assurance that active secondary markets for the bonds will develop.

The bonds are new securities for which there currently are no public markets. There can be no assurance that an active trading market for any series of the bonds will develop, or, if one does develop, that it will be maintained. If an active trading market for any series of the bonds does not develop or is not maintained, the market or trading price and liquidity of such series of the bonds may be adversely affected. If the bonds are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, recommendations from securities analysts, general economic conditions and the financial condition of the State of Israel. Although an application will be made to list and trade the bonds on the Regulated Market “Bourse de Luxembourg” of the Luxembourg Stock Exchange, there is no assurance that such application will be accepted. Even if the bonds are approved for listing and trading by the Regulated Market “Bourse de Luxembourg” of the Luxembourg Stock Exchange, active trading markets for the bonds on the Regulated Market “Bourse de Luxembourg” of the Luxembourg Stock Exchange may not develop or, even if they develop, may not last, in which case the trading price of the bonds could be adversely affected and your ability to transfer the bonds will be limited.

The bonds contain provisions that permit Israel to amend the payment terms and take certain other actions without the consent of all holders.

The bonds contain provisions regarding acceleration and voting on amendments, modifications, changes and waivers, which are commonly referred to as “collective action clauses.” For a description of the collective action clauses applicable to the bonds, see “Debt Securities — Collective Action Securities Issued On or After January 5, 2016 — Meetings and Amendments; Modifications” in the accompanying prospectus. Certain of these actions may be taxable events requiring holders to recognize gain or loss for U.S. federal income tax purposes. See “Taxation — United States” in this prospectus supplement.

There can be no assurance that the laws of the State of New York in effect as of the date of this prospectus supplement will not be modified.

The terms and conditions of the bonds will be governed by the laws of the State of New York in effect as of the date of this prospectus supplement. There can be no assurance as to the impact of any possible judicial decision or change to New York law or administrative practice after the date of this prospectus supplement.

Legal investment considerations may restrict certain investments.

The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. You should consult your legal advisors to determine whether and to what extent (i) the bonds are a legal investment for you, (ii) the bonds can be used as collateral for various types of borrowing and (iii) other restrictions apply to your purchase or pledge of any bonds. Financial institutions should consult their legal advisors or the appropriate regulators to determine the appropriate treatment of the bonds under any applicable risk-based capital or similar rules.

The trading market for debt securities may be volatile and may be adversely impacted by many events.

The market for the bonds issued by the State of Israel is influenced by economic and market conditions and, to varying degrees, interest rates, currency exchange rates and inflation rates in the United States, Europe and other industrialized countries. There can be no assurance that events in Israel, the United States, Europe or elsewhere will not cause market volatility or that such volatility will not adversely affect the price of the bonds or that economic and market conditions will not have any other adverse effect. Investors in the bonds may be subject to interest rate risks. Investment in fixed rate bonds involves the risk that subsequent changes in market interest rates may adversely affect the value of the fixed rate bonds.

The bonds are unsecured.

The bonds constitute unsecured obligations of the State of Israel.

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USE OF PROCEEDS

Israel will use the net proceeds from the sale of the bonds offered hereby, estimated to be US$4,989,225,000 after deducting underwriting discounts and offering expenses payable by Israel, for the general purposes of the State of Israel.

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RECENT DEVELOPMENTS

The information included in this section supplements the information about the State of Israel contained in the State of Israel’s Annual Report for 2018 on Form 18-K filed with the SEC on June 28, 2019, as amended from time to time (the “Annual Report for 2018”). To the extent the information in this section is inconsistent with the information contained in the Annual Report for 2018 through the date hereof, the information in this section supersedes and replaces such information. Capitalized terms used but not defined in this section have the meanings ascribed to them in the Annual Report for 2018. This section is not complete and does not contain all the information that you should consider. You should read the entire Annual Report for 2018 and any supplement thereto carefully. Totals in certain tables may differ from the sum of the individual items in such tables due to rounding. Unless otherwise specified, amounts in NIS or US$ are presented in current prices without adjustment for inflation. Figures in this section are as of March 31, 2020, except as otherwise indicated.

Recent Political Developments in Israel. In November 2019, the Attorney General decided to indict the Prime Minister on charges of bribery, fraud and breach of trust. The indictment was submitted to the Speaker of the Knesset, MK Yuli (Yoel) Edelstein, in accordance with the Knesset Members Immunity, Rights and Duties Law of 1951. In January 2020, the Prime Minister was formally indicted in court.

Israel’s general election was held on April 9, 2019, after the 20th Knesset dissolved itself and called for early elections, ten months before the originally scheduled election date. Following the election, no member of the 21st Knesset was able to form a coalition government within the timeframe allotted by the Basic Law and the 21st Knesset voted to dissolve itself and hold new elections. The next election was held on September 17, 2019. After no member of the 22nd Knesset was able to form a coalition government within the timeframe allotted by the Basic Law, the 22nd Knesset voted to dissolve itself. Elections for the 23rd Knesset were held on March 2, 2020. As of the date hereof, a coalition government has not been formed. The current government is a transitional government and therefore certain of its decision-making powers are limited. It will remain in power until a new government is formed or it votes to dissolve itself and hold a fourth election.

Recent Public Health Developments. In December 2019, the emergence of a new strain of the coronavirus (COVID-19) was reported in Wuhan, Hubei Province, China that has subsequently spread throughout the world, including Israel. On January 30, 2020 the World Health Organization declared coronavirus (COVID-19) a public health emergency of international concern and on March 11, 2020 the World Health Organization declared coronavirus (COVID-19) a global pandemic. The coronavirus (COVID-19) outbreak is currently having an adverse impact on the global economy, the severity and duration of which is difficult to predict. To prevent the spread of coronavirus (COVID-19), Israel has imposed travel restrictions and mandatory self-quarantining and prohibited gatherings of more than 10 persons. On March 14, 2020, the Prime Minister announced additional restrictions on economic activity, including the closure of educational institutions, leisure activities, and limiting public transportation and on March 25, 2020 the government of Israel tightened these restrictions. In addition, non-essential businesses that employ 10 or more employees were limited to 30% of their workforce. Essential services such as grocery stores, health services and pharmacies continue to operate normally. The government of Israel is considering even more restrictive limitations on movement and economic activities to slow the spread of the coronavirus (COVID-19).

The government of Israel has announced it is preparing a large stimulus plan to support Israel’s economy and mitigate the economic impact of coronavirus (COVID-19). The stimulus plan and other measures that the government of Israel is considering include: 1) providing unemployment benefits for employees who are temporarily not working and on unpaid leave, 2) providing credit for businesses, 3) supporting the self-employed and 4) providing additional investment in health preparedness. While the economic cost of coronavirus (COVID-19) is difficult to predict, the government of Israel expects that GDP growth will be negative in 2020 and that Israel’s deficit and debt-to-GDP ratio will increase.

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DESCRIPTION OF THE BONDS

Israel will issue the bonds under the Fiscal Agency Agreement dated as of March 13, 2000, as amended by Amendment No. 1 to Fiscal Agency Agreement, dated as of February 24, 2004, and Amendment No. 2 to Fiscal Agency Agreement, dated as of January 5, 2016, between Israel and Citibank, N.A., as fiscal agent, paying agent, transfer agent and registrar.

This section of this prospectus supplement is an overview of the material provisions of the bonds and the fiscal agency agreement. Because it is only an overview, the description may not contain all of the information that is important to you as a potential investor in the bonds. Therefore, Israel urges you to read the fiscal agency agreement and the form of bonds in making your decision as to whether to invest in the bonds. Israel has filed copies of these documents with the SEC, and all of these documents are available at the SEC’s website at www.sec.gov or may be inspected at the office of the SEC listed in the accompanying prospectus under the heading “Where You Can Find More Information About the State of Israel”. Copies of the fiscal agency agreement, including the form of bonds, may be inspected during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) at the offices of the fiscal agent in New York City and the Luxembourg listing agent in Luxembourg.

Any capitalized terms that are defined in the accompanying prospectus have the same meanings in this section unless a different definition appears in this section. If there are any inconsistencies between the information in this section and the information in the accompanying prospectus, the information in this section controls.

General Terms of the Bonds

The 2030 bonds, issued in an aggregate principal amount of $2,000,000,000, bear interest at a rate of  2.750% per annum and mature on July 3, 2030. The 2030 bonds will pay interest semi-annually in arrears in equal installments on January 3 and July 3 of each year, starting on July 3, 2020, to be paid to the person in whose name the global bond is registered at the close of business on the preceding December 20 or June 19. The yield to maturity of the 2030 bonds will be 2.750%.

The 2050 bonds, issued in an aggregate principal amount of $2,000,000,000, bear interest at a rate of 3.875% per annum and mature on July 3, 2050. The 2050 bonds will pay interest semi-annually in arrears in equal installments on January 3 and July 3 of each year, starting on July 3, 2020, to be paid to the person in whose name the global bond is registered at the close of business on the preceding December 20 or June 19. The yield to maturity of the 2050 bonds will be 3.875%.

The 2120 bonds, issued in an aggregate principal amount of $1,000,000,000, bear interest at a rate of 4.500% per annum and mature on April 3, 2120. The 2120 bonds will pay interest semi-annually in arrears in equal installments on April 3 and October 3 of each year, starting on October 3, 2020, to be paid to the person in whose name the global bond is registered at the close of business on the preceding March 20 or September 19. The yield to maturity of the 2120 bonds will be 4.500%.

The 2030 bonds, the 2050 bonds and the 2120 bonds each will:

•	be issued as separate series under the fiscal agency agreement;

•	be designated collective action securities and will, therefore, contain “collective action clauses” as described under “Debt Securities — Collective Action Securities Issued On or After January 5, 2016” in the accompanying prospectus;

•	bear interest from April 3, 2020 or from the most recent interest payment date on which interest has been paid, calculated on the basis of a 360-day year consisting of twelve 30-day months;

•	be issued in fully registered form, without coupons, in denominations of $200,000 and integral multiples of $1,000 above that amount;

•	upon issuance, be direct, general, unconditional, unsecured and unsubordinated external indebtedness of Israel and will rank without preference among themselves and equally with all other unsecured and unsubordinated external indebtedness of Israel;

•	be recorded on, and transferred through, the records maintained by The Depository Trust Company (“DTC”) and its direct and indirect participants, including the Euroclear System (“Euroclear”) and Clearstream Banking, Luxembourg, société anonyme (“Clearstream Banking Luxembourg”);

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•	not be available in definitive form except under certain limited circumstances (see “— Certificated Bonds” below for a description of the circumstances when bonds in definitive form (certificated bonds) will be available); and

•	not be redeemable prior to maturity or subject to any sinking fund.

Fiscal Agent and Listing Agent

The bonds will be issued pursuant to the Fiscal Agency Agreement dated March 13, 2000, as amended by Amendment No. 1 to Fiscal Agency Agreement, dated as of February 24, 2004, and Amendment No. 2 to Fiscal Agency Agreement, dated as of January 5, 2016, between Israel and Citibank, N.A., as fiscal agent. The fiscal agency agreement will govern the duties of the fiscal agent. The fiscal agent is an agent of Israel, not a trustee for the holders of the bonds and, unlike a trustee, does not have the responsibility or duty to act for the holders of the bonds. You may obtain a copy of the fiscal agency agreement and the form of bonds included therein, free of charge, at the office of the Luxembourg listing agent in Luxembourg and at the office of Israel’s Consul and Chief Fiscal Officer for the Western Hemisphere listed in the accompanying prospectus under the heading “Where You Can Find More Information About the State of Israel.”

In addition, so long as the bonds are listed on the official list of the Luxembourg Stock Exchange and the rules of such exchange so require, Israel will maintain a listing agent in Luxembourg. Israel has initially appointed Banque Internationale à Luxembourg, société anonyme, to serve as its Luxembourg listing agent.

Israel may at any time appoint a new fiscal agent. Israel will promptly provide notice (as described under “— Notices”) of the termination or appointment of, or of any change in the office of, the fiscal agent or the listing, paying or transfer agent.

Israel may maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the fiscal agent and the Luxembourg listing agent.

Interest

If an interest payment date is not a Business Day at the relevant place of payment, payment of interest will be made on the next day that is a Business Day at that place of payment. “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law to close in The City of New York and, for any place of payment outside of The City of New York, in such place of payment.

Interest on the bonds will be computed on the basis of a 360-day year of twelve 30-day months.

Global Clearance and Settlement

Israel has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream Banking Luxembourg. DTC, Euroclear and Clearstream Banking Luxembourg are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. None of Israel, the underwriters or the registrar of the bonds will be responsible for DTC’s, Euroclear’s or Clearstream Banking Luxembourg’s performance of their obligations under their rules and procedures; nor will Israel or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

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•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

The foregoing information about DTC has been provided to Israel by DTC for informational purposes only and is not a representation, warranty or contract modification of any kind.

Euroclear and Clearstream Banking Luxembourg

Like DTC, Euroclear and Clearstream Banking Luxembourg hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream Banking Luxembourg provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Euroclear and Clearstream Banking Luxembourg participants are financial institutions such as the underwriters of this offering, securities brokers and dealers, banks, trust companies and other organizations. The underwriters are participants in Euroclear or Clearstream Banking Luxembourg. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream Banking Luxembourg by clearing through or maintaining a custodial relationship with Euroclear or Clearstream Banking Luxembourg participants.

Ownership of Bonds Through DTC, Euroclear and Clearstream Banking Luxembourg

Israel will issue the bonds in the form of a fully registered book-entry security, registered in the name of Cede & Co., a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the book-entry security. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts.

You may hold your beneficial interests in the book-entry security through Euroclear or Clearstream Banking Luxembourg if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream Banking Luxembourg will hold their participants’ beneficial interests in the book-entry security in their customers’ securities accounts with their depositaries.

These depositaries of Euroclear and Clearstream Banking Luxembourg in turn will hold such interests in their customers’ securities accounts with DTC.

Israel and the fiscal agent generally will treat the registered holder of the bonds, initially Cede & Co., as the absolute owner of the bonds for all purposes. Once Israel and the fiscal agent make payments to the registered holders, Israel and the fiscal agent will no longer be liable on the bonds for the amounts so paid. Accordingly, if you own a beneficial interest in the book-entry security, you must rely on the procedures of the institutions through which you hold your interests in the book-entry security (including DTC, Euroclear, Clearstream Banking Luxembourg and their participants) to exercise any of the rights granted to the holder of the book-entry security. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of such book-entry security, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action, and that DTC participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants (or persons holding beneficial interests in the bonds through such participants) to exercise any rights of a holder or take any other actions that a holder is entitled to take under the fiscal agency agreement or the bonds. Euroclear’s or Clearstream Banking Luxembourg’s ability to take actions as a holder under the bonds or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream Banking Luxembourg will take such actions only in accordance with their respective rules and procedures.

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The fiscal agent will not charge you any fees for the bonds, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed bonds. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the bonds to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the bonds to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Transfers Within and Between DTC, Euroclear and Clearstream Banking Luxembourg

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the bonds among themselves in the ordinary way according to DTC rules. DTC participants will pay for such transfers by wire transfer.

Trading Between Euroclear and/or Clearstream Banking Luxembourg Participants

Participants in Euroclear and Clearstream Banking Luxembourg will transfer interests in the bonds among themselves in the ordinary way according to the rules and operating procedures of Euroclear and Clearstream Banking Luxembourg.

Trading Between a DTC Seller and a Euroclear or Clearstream Banking Luxembourg Purchaser

When the bonds are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream Banking Luxembourg participant, the purchaser must first send instructions to Euroclear or Clearstream Banking Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream Banking Luxembourg will then instruct its depositary to receive the bonds and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account and the bonds will be credited to the depositary’s account. After settlement has been completed, DTC will credit the bonds to Euroclear or Clearstream Banking Luxembourg, Euroclear or Clearstream Banking Luxembourg will credit the bonds, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from Euroclear’s or Clearstream Banking Luxembourg’s account will be back-valued to the value date (which will be the preceding day if settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream Banking Luxembourg will need to make funds available to Euroclear or Clearstream Banking Luxembourg in order to pay for the bonds by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream Banking Luxembourg before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream Banking Luxembourg until the bonds are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream Banking Luxembourg has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream Banking Luxembourg to draw on the line of credit to finance settlement for the bonds. Under this procedure, Euroclear or Clearstream Banking Luxembourg would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the bonds were credited to the participant’s account. However, interest on the bonds would accrue from the value date. Therefore, in many cases the interest income on bonds which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream Banking Luxembourg charges) to each participant.

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Since the settlement will occur during New York business hours, a DTC participant selling an interest in the bonds can use its usual procedures for transferring bonds to the depositaries of Euroclear or Clearstream Banking Luxembourg for the benefit of Euroclear or Clearstream Banking Luxembourg participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Trading Between a Euroclear or Clearstream Banking Luxembourg Seller and DTC Purchaser

Due to time zone differences in their favor, Euroclear and Clearstream Banking Luxembourg participants can use their usual procedures to transfer bonds through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream Banking Luxembourg through a participant at least one business day prior to the settlement date.

Euroclear or Clearstream Banking Luxembourg will then instruct its depositary to credit the bonds to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream Banking Luxembourg participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date (which will be the preceding day if the settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream Banking Luxembourg participant selling the bonds has a line of credit with Euroclear or Clearstream Banking Luxembourg and elects to be in debt for the bonds until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that one-day period.

Finally, a day trader that uses Euroclear or Clearstream Banking Luxembourg and that purchases bonds from a DTC participant for credit to a Euroclear or Clearstream Banking Luxembourg accountholder should note that these trades will automatically fail on the sale side unless affirmative action is taken, including:

(a)	borrowing through Euroclear or Clearstream Banking Luxembourg for one day (until the purchase side of the day trade is reflected in its Euroclear or Clearstream Banking Luxembourg account) in accordance with the clearing system’s customary procedures;

(b)	borrowing the bonds in the United States from a DTC participant no later than one day prior to settlement, which would give the bonds sufficient time to be reflected in the borrower’s Euroclear or Clearstream Banking Luxembourg account in order to settle the sale side of the trade; or

(c)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream Banking Luxembourg account holder.

Same-Day Settlement and Payment

The underwriters will settle the bonds in immediately available funds. Israel will make principal and interest payments on the bonds in immediately available funds or the equivalent. Secondary market trading between DTC direct participants will occur in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream Banking Luxembourg customers and Euroclear participants will occur in accordance with the applicable rules and operating procedures of Clearstream Banking Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Certificated Bonds

Unless and until they are exchanged, in whole or in part, for bonds in definitive form in accordance with the terms of the bonds, the bonds may not be transferred except (1) as a whole by DTC to a nominee of DTC, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor. The bonds cannot be partially exchanged into definitive bonds.

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Israel will issue certificated bonds in definitive form to you or your nominees, rather than to DTC or its nominees, only if:

•	Israel advises the fiscal agent in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Securities Exchange Act of 1934, and the fiscal agent or Israel is unable to locate a qualified successor within 90 days;

•	an event of default has occurred and is continuing under the fiscal agency agreement or the bonds; or

•	Israel, at its option, elects to terminate the book-entry system through DTC.

If any of the three above events occurs, DTC is required to notify all direct participants that bonds in fully certificated registered form are available through DTC. DTC will then surrender the global bond representing the bonds along with instructions for re-registration. The fiscal agent will re-issue the bonds in fully certificated registered form, in denominations of $200,000 and integral multiples of $1,000 above that amount, and will recognize the registered holders of the certificated bonds as holders under the fiscal agency agreement.

If Israel issues certificated bonds in definitive form, they will have the same terms and authorized denominations as the bonds in book-entry format. You may present bonds in definitive form for transfer, exchange or payment at the corporate trust office of the fiscal agent in New York City, according to the procedures in the fiscal agency agreement, and, in the case of bonds in definitive form presented for payment, principal and interest thereon will be payable at the office of the fiscal agent in New York City. In the case of a transfer of part of a bond in definitive form, the registrar or transfer agent will issue a new bond in definitive form to the transferee and a second bond in definitive form in respect of the balance of the bond in definitive form to the transferor. Certificated bonds presented for transfer must be accompanied by an executed instrument of assignment and transfer.

Replacement of Bonds

If any certificated bond in definitive form becomes mutilated, destroyed, stolen or lost, you can have it replaced by delivering the certificated bond or the evidence of its loss, theft or destruction to the fiscal agent. Israel and the fiscal agent may require you to sign an indemnity under which you agree to pay Israel, the fiscal agent or any other agent of Israel for any losses that they may suffer relating to the certificated bond in definitive form that was mutilated, destroyed, stolen or lost. Israel and the fiscal agent may also require you to present other documents or proof of ownership. After you deliver these documents, if neither Israel nor the fiscal agent have notice that a bona fide purchaser has acquired the certificated bond in definitive form you are exchanging, Israel will execute, and the fiscal agent will authenticate and deliver to you, a substitute certificated bond in definitive form with the same terms as the certificated bond in definitive form you are exchanging. You will be required to pay all expenses and reasonable charges associated with the replacement of the mutilated, destroyed, stolen or lost certificated bond in definitive form.

Notices

The fiscal agent will mail notices by first class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the fiscal agent maintains. The fiscal agent will only mail these notices to Cede & Co., as the registered holder of the bonds, unless Israel reissues the bonds to you or your nominees in fully certificated form.

In addition, if, and for so long as, the bonds are listed on the official list of the Luxembourg Stock Exchange, the fiscal agent will publish notices regarding the bonds, including notice of any modification, in a daily newspaper of general circulation in Luxembourg. Israel expects that this newspaper will be the Luxembourg Wort. Notices can also be published on the website of the Luxembourg Stock Exchange, https://www.bourse.lu. Published notices will be deemed to have been given on the date they are published. If publication as described above becomes impossible, then the fiscal agent may publish sufficient notice by alternate means that approximate the terms and conditions described in this paragraph.

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Prescription

Under the State of New York’s statute of limitations, any legal action to enforce Israel’s obligation to pay principal and interest under the bonds must be commenced within six years after any such payment is due. Thereafter, Israel’s payment obligations will generally become unenforceable.

Governing Law

The fiscal agency agreement and the bonds, for all purposes, shall be governed by and construed in accordance with the laws of the State of New York, except with respect to the authorization and execution of the fiscal agency agreement and the bonds on behalf of Israel, which shall be governed by the laws of Israel.

Further Issuances of Debt Securities of a Series

From time to time, without the consent of holders of the bonds, and subject to the required approvals under Israeli law, Israel may create and issue additional debt securities with the same terms and conditions as those of the bonds (or the same except for the amount of the first interest payment); provided that, if such additional debt securities are not fungible with the outstanding bonds for U.S. federal income tax purposes, such additional debt securities will have a separate CUSIP or other identifying number. Israel may also consolidate the additional debt securities to form a single series with the outstanding bonds.

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TAXATION

United States

The following discussion describes the material U.S. federal income tax consequences of your purchase, ownership and disposition of a bond.

This discussion assumes that you (i) hold the bond as a capital asset for U.S. federal income tax purposes (generally, an asset held for investment), (ii) were the initial purchaser of the bond and (iii) acquired the bond at its issue price. This discussion also assumes that you are not subject to any special U.S. federal income tax rules, including, among others, the special tax rules applicable to:

•	dealers in securities or currencies;

•	securities traders using a mark-to-market accounting method;

•	financial institutions, regulated investment companies, real estate investments trusts and insurance companies;

•	banks or life insurance companies;

•	persons required under section 451(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), to conform the timing of income accruals with respect to the bonds to their financial statements;

•	persons subject to the alternative minimum tax;

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes, or persons holding debt securities through partnerships or other pass-through entities;

•	persons that do not use the U.S. dollar as their functional currency; or

•	tax-exempt organizations.

Finally, this discussion assumes that you are not using a bond as part of a more complex transaction, such as a “straddle” or a hedging transaction. If any of these assumptions are not correct in your case, the purchase, ownership or disposition of a bond may have U.S. federal income tax consequences to you that are not covered in this discussion.

This discussion does not cover any U.S. state, local or non-U.S. tax issues, nor does it cover issues under the U.S. federal estate or gift tax laws. This discussion is based on the provisions of the Code, its legislative history, and existing and proposed regulations promulgated under the Code, published rulings and judicial decisions interpreting the Code as of the date that this prospectus supplement was issued. All of these laws and authorities are subject to change at any time and may be repealed, revoked or modified, possibly with retroactive effect. No assurances can be given that any changes in these laws or authorities will not affect the validity and accuracy of this discussion.

Israel has not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with all of such statements and conclusions. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the bonds.

If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of a bond, the U.S. federal income tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. Holders of bonds that are partnerships and partners in those partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the bonds.

We expect, and the remainder of this overview assumes, that the bonds will not be issued with greater than a de minimis amount of “original issue discount” for U.S. federal income tax purposes.

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You should consult your own tax advisor concerning the U.S. federal, state, local, non-U.S. and other tax consequences to you of the purchase, ownership or disposition of a bond in light of your particular circumstances, as well as the effect of any relevant U.S. state, local, non-U.S. or other tax laws.

Deemed Taxable Exchange

A change made to the terms of the bonds pursuant to the collective action clause may give rise to a deemed taxable exchange for U.S. federal income tax purposes upon which gain or loss is realized if the modified bond differs materially either in kind or extent from the original bond (a “significant modification”). Such gain or loss would be measured by the difference between the principal amount (or fair market value in certain circumstances) of the bond after the modification and the holder’s tax basis in such bond before the modification. In addition, if the “stated redemption price at maturity” of the modified bond exceeds its issue price (i.e., the stated principal amount of the modified bond, or, in certain circumstances, its fair market value) by more than a statutorily defined de minimis amount, such modified bond would be treated as issued with original issue discount, which a U.S. Holder would be required to include in income on a yield to maturity basis regardless of such U.S. Holder’s usual method of accounting for U.S. federal income tax purposes. A modification of a bond that is not a significant modification does not create a deemed exchange for U.S. federal income tax purposes. Under applicable U.S. Treasury regulations, the modification of a bond is a significant modification if, based on all of the facts and circumstances and taking into account all modifications of the bond collectively (other than modifications that are subject to special rules), the legal rights or obligations that are altered and the degree to which they are altered is “economically significant.” The applicable U.S. Treasury regulations also provide specific rules to determine whether certain modifications, such as a change in the timing of payments, are significant.

U.S. Holders

This section applies to you if you are a “U.S. Holder”, meaning that you are the beneficial owner of a bond and you are:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state of the United States, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary jurisdiction over your administration and one or more “United States persons” as defined in the Code (each a “U.S. Person”) have authority to control all your substantial decisions, or a trust that was in existence on August 20, 1996 and has made a valid election under U.S. Treasury regulations to be treated as a U.S. trust.

Payments of Stated Interest. Payments or accruals of stated interest on a bond generally will be taxable to you as ordinary income at the time you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you generally report your taxable income using the accrual method of accounting, you must include payments of interest in your income as they accrue. If you generally report your taxable income using the cash method of accounting, you must include payments of interest in your income when you receive them.

In addition to interest on the bond, you will be required to include any tax withheld from the interest payment as ordinary income, even though you did not in fact receive it, and any additional amounts paid in respect of such tax withheld.

For purposes of the “foreign tax credit” provisions of the Code, interest (including any additional amounts) on a bond generally will constitute income from sources outside the United States. Under the foreign tax credit rules, that interest, depending on your circumstances, will generally be categorized as “passive” category income, which is treated separately from some other types of income for purposes of computing the foreign tax credit allowable to you under the U.S. federal income tax laws.

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Purchase, Sale, Redemption and Retirement of a Bond. If you sell or otherwise dispose of a bond in a taxable disposition, you generally will recognize gain or loss equal to the difference between your “amount realized” and your “adjusted tax basis” in the bond. Your “amount realized” will be the amount of cash or the value of any other property you receive for selling or otherwise disposing of the bond, other than amounts that represent interest that is due to you but that has not yet been paid (which will be taxed to you as ordinary income to the extent not previously included in income. Your “adjusted tax basis” in the bond generally will equal the amount that you paid for the bond.

Gain or loss from the sale or other taxable disposition of a bond generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time you sell or otherwise dispose of the bond, you have held the bond for more than one year. Under the current U.S. federal income tax law, long-term capital gains of non-corporate taxpayers may be taxed at lower rates than items of ordinary income or short-term capital gain. Limitations may apply to your ability to deduct a capital loss. Any capital gains or losses that arise when you sell or otherwise dispose of a bond generally will be treated as U.S. source income, or loss allocable to U.S. source income, for purposes of the foreign tax credit provisions of the Code.

Medicare Tax. A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8 percent Medicare tax on the lesser of (i)  the U.S. Holder’s “net investment income” (or, in the case of an estate or trust, the “undistributed net investment income”) for the relevant taxable year and (ii) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income generally will include your interest income and your net gains from the disposition of the bonds, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the bonds.

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Information with Respect to Foreign Financial Assets. Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year, or $75,000 at any time during the taxable year, generally may be required to file information reports with respect to such assets with their U.S. federal income tax returns. Depending on your circumstances, higher threshold amounts may apply. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii)  financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in non-U.S. entities.

The bonds may be treated as specified foreign financial assets. You may be subject to this information reporting regime and be required to file a form listing these assets with your U.S. federal income tax return. Failure to file information reports may subject you to penalties. You should consult your own tax advisor regarding your obligation to file information reports with respect to the bonds.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder”, meaning that you are a beneficial owner of a bond and are not a partnership for U.S. federal income tax purposes or a “U.S. Holder” as defined above.

Payments of Stated Interest. Subject to the discussion of backup withholding below, you will not be subject to U.S. federal income tax, including withholding tax, on interest that you receive on a bond unless you are engaged in a trade or business in the United States and the interest on the bond is treated for tax purposes as “effectively connected” to that trade or business (or, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States).

If you are engaged in a U.S. trade or business and the interest income is deemed to be effectively connected to that trade or business, (or, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States), you generally will be subject to U.S. federal income tax on that interest in the same manner as if you were a U.S. Holder. In addition, if you are a non-U.S. corporation, your interest income subject to tax in that manner may increase your liability under the U.S. branch profits tax currently imposed at a 30% rate (or a lower rate under an applicable tax treaty).

Purchase, Sale, Redemption and Retirement of a Bond. Subject to the discussion of backup withholding below, you will not be subject to U.S. federal income tax, including withholding tax, for any capital gain that you realize when you sell a bond unless:

1.	that gain is effectively connected for U.S. federal income tax purposes to any U.S. trade or business in which you are engaged (or, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States); or

2.	if you are an individual, you (i) are in the United States for 183 days or more in the taxable year in which you sell or otherwise dispose of the bond and certain other requirements are met, (ii) you have a tax home (as defined in the Code) in the United States in the taxable year in which you sell or otherwise dispose of the bond or (iii) the gain is attributable to any office or other fixed place of business that you maintain in the United States.

If you are a Non-U.S. Holder described under (1) above, you generally will be subject to U.S. federal income tax on such gain in the same manner as a U.S. Holder and, if you are a non-U.S. corporation, you may also be subject to the branch profits tax as described above. If you are a Non-U.S. Holder described under (2) above, you generally will be subject to a 30% U.S. federal withholding tax on the gain derived from the sale or other taxable disposition of a bond, which may be offset by certain U.S. source capital losses (notwithstanding the fact that you are not considered a U.S. resident for U.S. federal income tax purposes). Any amount attributable to accrued but unpaid interest on a bond generally will be treated in the same manner as payments of interest made to you, as described above under “— Payments of Stated Interest.”

Backup Withholding and Information Reporting

If you are a U.S. Holder, and unless you prove that you are otherwise exempt, information reporting requirements will apply to payments of principal and interest to you if such payments are made within the United States or by or through a custodian or nominee that is a “U.S. Controlled Person”, as defined below. Backup withholding will apply to such payments of principal and interest if (i) you fail to provide an accurate taxpayer identification number; (ii) you fail to certify that you are not subject to backup withholding; (iii) you are notified by the IRS that you have failed to report all interest and dividend income required to be shown on your U.S. federal income tax returns; or (iv) you fail to demonstrate your eligibility for an exemption.

If you are a Non-U.S. Holder, you generally are exempt from backup withholding and information reporting requirements (assuming that the gain or income is otherwise exempt from U.S. federal income tax), but you may be required to comply with certification and identification procedures in order to prove your exemption. The payment of proceeds of a sale or redemption of a bond effected at the U.S. office of a broker will generally be subject to the information reporting and backup withholding rules. In addition, the information reporting rules will apply to payments of proceeds of a sale effected at a non-U.S. office of a broker that is a “U.S. Controlled Person”, as defined below, unless the broker has documentary evidence that you are not a U.S. person (and has no actual knowledge to the contrary) or you otherwise establish an exemption. A U.S. Controlled Person is defined below to include:

•	a U.S. Person;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a non-U.S. person, 50% or more of whose gross income is derived for tax purposes from the conduct of a U.S. trade or business for a specified three-year period; or

•	a non-U.S. partnership in which U.S. persons hold more than 50% of the income or capital interests or which is engaged in the conduct of a U.S. trade or business.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you generally will be allowed as a refund or a credit against your U.S. federal income tax liability as long as you provide the required information to the IRS.

Israeli Taxation

Under Israeli law as presently in effect, payments made under the bonds to holders who are not residents of Israel will be exempt from Israeli taxation; and for the aforementioned holders, there is no transfer, stamp or similar taxes under the laws of Israel payable in connection with the issuance, transfer or sale of the bonds.

European Union and the Proposed Financial Transaction Tax

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transaction tax (“FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain (the “participating Member States”). Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in debt securities (including secondary market transactions) in certain circumstances. Primary market transactions referred to in Article 5(c) of Regulation (EC) No 1287/2006 are exempt.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in debt securities where at least one party is a financial institution and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) when the financial instrument that is subject to the dealings is issued in a participating Member State. The Commission’s Proposal involves a minimum 0.1% tax rate for transactions in all types of financial instruments, except for derivatives, which would be subject to a minimum 0.01% tax rate.

The FTT remains subject to negotiation between the participating Member States. Although the FTT implementation was originally envisaged for January 1, 2014, the process has been delayed. General approval to and scope of the Commission’s Proposal are therefore currently uncertain. The Directive may still be altered prior to any implementation. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw. Prospective holders of the bonds are advised to seek their own professional advice in relation to the FTT.

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JURISDICTION, CONSENT TO SERVICE AND ENFORCEABILITY

The State of Israel is a foreign sovereign government. Consequently, it may be difficult for you to sue Israel or to collect upon a judgment against Israel. Israel will irrevocably agree not to assert any defense based on immunity, including foreign sovereign immunity, from jurisdiction to which it might otherwise be entitled in any action arising out of or based on the bonds which may be instituted by the holder of any bonds in any federal court in the Southern District of New York, any state court in the City of New York or in any competent court in Israel. Israel has appointed the Head of Israel Economic Mission — Western Hemisphere of the Ministry of Finance of the Government of Israel in New York, New York, as its authorized agent upon whom process may be served. This appointment is limited to any action arising out of or based on the bonds which the holder of any bonds may institute in any federal court in the Southern District of New York or any state court in the City of New York. The appointment will be irrevocable until Israel pays all amounts due or to become due on or in respect of all the bonds. If for any reason the authorized agent ceases to be able to act as Israel’s authorized agent or no longer has an address in New York, Israel will appoint another person in New York as its authorized agent. The Head of Israel Economic Mission is not the agent for service for actions under the United States federal securities laws or state securities laws and Israel’s waiver of immunity does not extend to such actions. Because Israel has not waived its sovereign immunity in connection with any action arising out of or based on United States federal or state securities laws, it will not be possible to obtain a United States judgment against Israel based on such laws unless a court were to determine that Israel is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to such actions. Under the laws of Israel, assets of Israel are immune from any form of execution.

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UNDERWRITING

Israel has entered into an underwriting agreement, dated March 31, 2020, with respect to the bonds with Barclays Bank PLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have severally and not jointly agreed to purchase the principal amount of bonds set forth opposite their respective names:

Underwriters	Principal Amount of 2030 bonds	Principal Amount of 2050 bonds	Principal Amount of 2120 bonds
Barclays Bank PLC	$500,000,000	$500,000,000	$250,000,000
BofA Securities, Inc.	$500,000,000	$500,000,000	$250,000,000
Citigroup Global Markets Inc.	$500,000,000	$500,000,000	$250,000,000
Goldman Sachs & Co. LLC	$500,000,000	$500,000,000	$250,000,000
Total	$2,000,000,000	$2,000,000,000	$1,000,000,000

The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the bonds is subject to certain conditions, including the delivery of certain legal opinions. Under the terms and conditions of the underwriting agreement, the underwriters are committed to take and pay for all of the bonds covered by the underwriting agreement if any are taken. Subject to the conditions set forth in the underwriting agreement, each underwriter has agreed to purchase the bonds set forth opposite its name in the above table at a discount from the price indicated on the cover page of this prospectus supplement, and to offer the bonds to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the bonds, the underwriters may from time to time vary the offering price. The offering of the bonds by the underwriters is subject to receipt and acceptance of an order and subject to the underwriters’ right to reject any order in whole or in part.

Israel will pay transaction expenses, estimated to be approximately $275,000, not including the underwriting discounts.

Israel has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have from time to time, directly or indirectly, provided investment and/or commercial banking or financial advisory services to Israel, for which they have received customary fees and commissions, and expect to provide these services to Israel in the future, for which they expect to receive customary fees and commissions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Israel. Certain of the underwriters or their respective affiliates that have a lending relationship with Israel routinely hedge their credit exposure to Israel consistent with their customary risk management policies. Typically, such underwriters and their respective affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect that delivery of the bonds will be made against payment thereof on or about the closing date specified in this prospectus supplement, which will be the third business day following the date of pricing of the bonds (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade bonds on the date of pricing will be required, by virtue of the fact that the bonds initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of bonds who wish to trade bonds on the date of pricing should consult their own advisor.

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STABILIZATION

In connection with this offering, the underwriters and their respective affiliates (the “Stabilizing Underwriters”) may overallot or effect transactions with a view to supporting the market price of the bonds at a level that is higher than that which might otherwise prevail for a limited period. Those transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934, pursuant to which those underwriters and affiliates may bid for or purchase bonds for the purpose of stabilizing the market price. The Stabilizing Underwriters also may create a short position for the account of the underwriters by selling more bonds in connection with this offering than they are committed to purchase from Israel. In that case, the Stabilizing Underwriters may purchase bonds in the open market following completion of this offering to cover their short position. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased bonds sold by or for the account of such underwriter in stabilizing or short covering transactions. Any of the transactions described in this paragraph may result in the maintenance of the price of the bonds at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph are required, however, and such stabilizing, if commenced, may be discontinued at any time and must be brought to an end after a limited period.

Neither Israel nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the bonds. In addition, neither Israel nor any of the underwriters makes any representation that any of the underwriters will engage in such transactions, or that such transactions, once begun, will not be discontinued without notice.

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OFFERING RESTRICTIONS

European Economic Area

Each underwriter has represented and agreed that it has not and will not offer, sell or deliver any of the bonds, directly or indirectly to the public in any Member State of the European Economic Area or the United Kingdom except (i) to any legal entity which is a qualified investor as defined in the Prospectus Regulation; (ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) as permitted under the Prospectus Regulation; or (iii) under any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer or securities will require Israel or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

MiFID II Product Governance / ECPs, Professional and Retail Investors Target Market

In accordance with each manufacturer’s product approval process, the target market assessment in respect of the bonds has led to the conclusion that: (i) the target market for the bonds is eligible counterparties, professional clients and retail clients, each as defined in MiFID II; and (ii) all channels for distribution of the bonds to eligible counterparties, professional clients and retail clients are appropriate.

Any person subsequently offering, selling or recommending the bonds (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the bonds (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to communicate an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of any bonds in circumstances in which Section 21(1) of FSMA does not apply to Israel; and

(b)	it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the bonds in, from or otherwise involving the United Kingdom.

Canada

The bonds may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notwithstanding the above, the bonds will not be subject to such selling restrictions if the bonds are rated a designated rating, as defined in National Instrument 45-106 Prospectus Exemptions. Under National Instrument 45-106 Prospectus Exemptions, a designated rating for long-term debt is a credit rating from a designated rating organization, such as Fitch Ratings, Moody’s or S&P, that is at or above A, A2 or A for Fitch Ratings, Moody’s or S&P, respectively.

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Hong Kong

The bonds may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong). No advertisement, invitation or document relating to the bonds has been or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter acknowledges that the bonds may not be offered or sold, or be made the subject of an invitation for subscription or purchase, nor may the prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the bonds be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Where the bonds are subscribed or purchased in reliance on an exemption under Sections 274 or 275 of the SFA, the bonds shall not be sold within the period of six months from the date of the initial acquisition of the debt securities, except to any of the following persons:

•	an institutional investor (as defined in Section 4A of the SFA);

•	a relevant person (as defined in Section 275(2) of the SFA); or

•	any person pursuant to an offer referred to in Section 275(1A) of the SFA,

unless expressly specified otherwise in Section 276(7) of the SFA or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Where the bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

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securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the bonds pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the bonds are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Israel

This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Act-1968 (which requires, among other things, the filing of a prospectus in Israel).

Switzerland

The offering of the bonds is not a public offering in Switzerland. The bonds may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland. None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the bonds constitutes a prospectus as such term is understood pursuant to Article 652a and/or Article 1156 of the Swiss Code of Obligations and none of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the bonds is subject to the Directive for Notes of Foreign Borrowers of the Swiss Bankers Association. The bonds will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the bonds, including, but not limited to, this prospectus supplement and the accompanying prospectus, do not claim to comply with the disclosure standards of the Swiss Code of Obligations and the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules thereof.

Taiwan

The bonds have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer or a solicitation of an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations of Taiwan that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the bonds in Taiwan.

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LISTING, ADMISSION TO TRADING AND GENERAL INFORMATION

Listing and Listing Agent

Luxembourg Stock Exchange

Application will be made to list the bonds on the official list of the Luxembourg Stock Exchange and to have the bonds admitted to trading on the Regulated Market of the Luxembourg Stock Exchange (Bourse de Luxembourg). The total fees and expenses in connection with the admission of the bonds to trading on the Regulated Market are expected to be approximately €27,600.

The Luxembourg Stock Exchange takes no responsibility for the contents of this prospectus supplement or the accompanying prospectus, makes no representation as to their accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus.

Offers and sales of the bonds are subject to restrictions in relation to the European Economic Area and the United Kingdom, details of which are set out in the section titled “Offering Restrictions.” The distribution of this prospectus supplement and the accompanying prospectus and the offering of the bonds in certain other jurisdictions may also be restricted by law.

The Luxembourg listing agent is Banque Internationale à Luxembourg, société anonyme, 69 Route d’Esch, L-2953, Luxembourg.

Clearing

The bonds have been accepted for clearance through DTC, Euroclear and Clearstream Banking Luxembourg. The 2030 bonds have been allocated the following codes: International Security Identification Number (ISIN) US46513JB346 and CUSIP No. 46513J B34. The 2050 bonds have been allocated the following codes: International Security Identification Number (ISIN) US46513JB429 and CUSIP No. 46513J B42. The 2120 bonds have been allocated the following codes: International Security Identification Number (ISIN) US46513JB593 and CUSIP No. 46513J B59.The address of DTC is 55 Water Street, New York, NY 10041-0099, United States of America. The address of Euroclear is Boulevard du Roi Albert II, B-1210 Brussels. The address of Clearstream Banking Luxembourg is 42 Avenue Kennedy L-1855 Luxembourg.

Due Authorization

Israel has authorized the creation and issue of the bonds pursuant to State Property Law 5711-1951. The State of Israel has obtained all necessary consents, approvals and authorizations in the State of Israel in connection with the issue and performance of the bonds.

Litigation

Neither Israel nor any governmental agency of Israel is involved in any governmental, legal or arbitration proceedings (including any such proceeding which are pending or threatened of which Israel is aware), during a period covering at least the previous 12 months which may have, or have had in the recent past, significant effects on the financial position of Israel.

General Information

The information contained in the Annual Report for 2018, which contains the economic, financial and statistical information for fiscal years ended December 31, 2018, December 31, 2017, December 31, 2016, December 31, 2015 and December 31, 2014, shall be deemed to be incorporated by reference in, and to form part of, this prospectus supplement and the accompanying prospectus. Except as disclosed on page S-11 of this prospectus supplement and on pages D-51 through D-63 and pages D-80 through D-87 in the Annual Report for 2018, since December 31, 2018, there have been no significant changes relating to Israel’s public finance or trade.

There are no interests of any natural or legal persons, including conflicting interests, that are material to the issue of the bonds. The State of Israel will irrevocably waive, to the fullest extent permitted by law, any immunity, including foreign sovereign immunity, from jurisdiction to which it might otherwise be entitled in any action arising out of or based on the debt securities which may be instituted by the holder of any debt securities in any state or federal court in the City of New York or in any competent court in Israel. Israel’s waiver of immunity does not extend to actions under the United States federal securities laws or state securities laws.

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The address of the State of Israel is Government of Israel, Ministry of Finance, 1 Kaplan Street, Hakiryah, Jerusalem 91131, Israel, telephone: +972-25317470.

Documents Relating to the Bonds

Copies of the fiscal agency agreement, including the form of bonds, may be inspected during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) at the specified office of the fiscal agent and the Luxembourg listing agent.

Where You Can Find More Information

So long as the bonds are listed on the official list of the Luxembourg Stock Exchange and the rules of the exchange so require (provided that such period is no shorter than the term of the registration statement of which this prospectus supplement and the accompanying prospectus form a part), copies of the following documents may be inspected at the registered office of the Luxembourg listing agent in Luxembourg and at https://www.sec.gov/cgi-bin/browse-edgar?company=israel%2C+state+of&owner=exclude&action=getcompany:

•	the latest available Annual Report of the State of Israel on Form 18-K filed with the SEC with economic, financial and statistical information for the five preceding years;

•	the amendments to the latest available Annual Report of the State of Israel on Form 18-K/A filed with the SEC;

•	copies of the following contractual documents: the fiscal agency agreement, the underwriting agreement and the bonds; and

•	the budget of the State of Israel for 2019.

Israel has filed its Annual Report for 2018 on Form 18-K with the SEC. The Annual Report of Israel for 2018 on Form 18-K, as amended, and each additional amendment to that Annual Report on Form 18-K that Israel files with the SEC after the date of this prospectus supplement but before the end of the offering of the bonds are considered part of and incorporated by reference in this prospectus supplement. All of these documents have been filed with the SEC.

You may also obtain a copy of such documents free of charge at the office of the Luxembourg listing agent in Luxembourg or at the office of Israel’s Consul and Chief Fiscal Officer for the Western Hemisphere listed in the accompanying prospectus under the heading “Where You Can Find More Information About the State of Israel.”

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VALIDITY OF THE BONDS

White & Case LLP, New York, New York, United States counsel to Israel, and the Legal Advisor to the Ministry of Finance of the State of Israel, will pass upon the validity of the bonds for Israel. Cravath, Swaine & Moore LLP, New York, New York, and Meitar Law Offices, Israel, represent the underwriters. As to all matters of Israeli law, White & Case LLP may rely on the opinion of the Legal Advisor to the Ministry of Finance and Cravath, Swaine & Moore LLP may rely on the opinions of Meitar Law Offices and the Legal Advisor to the Ministry of Finance. All statements with respect to matters of Israeli law in this prospectus supplement and the accompanying prospectus have been passed upon by the Legal Advisor to the Ministry of Finance and are made upon his authority.

INCORPORATION BY REFERENCE

Israel has filed its Annual Report for 2018 on Form 18-K with the SEC. The Annual Report of Israel for 2018 on Form 18-K and its exhibits, each as amended, and any further amendment to that Annual Report on Form 18-K or its exhibits that Israel files with the SEC after the date of this prospectus supplement but before the end of the offering of the bonds, are considered part of and incorporated by reference in this prospectus supplement. All of these documents have been filed with the SEC.

Upon approval for listing on the Luxembourg Stock Exchange, this prospectus supplement and the accompanying prospectus, including the documents containing the information incorporated by reference, will also be published on the website of the Luxembourg Stock Exchange, https://www.bourse.lu/issuer/Israel/45703.

You may obtain a copy of all such documents, free of charge, at the offices of the fiscal agent in New York City or the Luxembourg listing agent in Luxembourg or at the office of Israel’s Consul and Chief Fiscal Officer for the Western Hemisphere listed in the accompanying prospectus under the heading “Where You Can Find More Information About the State of Israel.”

For the purposes of the review of this prospectus supplement and the accompanying prospectus by the CSSF pursuant to the Prospectus Regulation, (1) except as expressly stated in this prospectus supplement, the documents incorporated by reference in the accompanying prospectus are not deemed to be incorporated by reference and do not form part of this prospectus supplement and the accompanying prospectus reviewed by the CSSF and (2) Exhibit C to the Annual Report of Israel for 2018 on Form 18-K and Exhibit C-1 to Amendment No. 2 to the Annual Report (including Exhibit C-2 to such Exhibit C-1) are not deemed to be incorporated by reference and do not form part of this prospectus supplement and the accompanying prospectus reviewed by the CSSF; to the extent material, information contained in such Exhibit C and Exhibit C-1 (including Exhibit C-2 to such Exhibit C-1) is covered elsewhere in this prospectus supplement.

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INCORPORATION BY REFERENCE CROSS-REFERENCE TABLE

The table below sets forth the page references containing the information incorporated by reference from the Annual Report on the Form 18-K for the State of Israel (for the purposes of this section, the “Issuer”) for the fiscal year ended December 31, 2018 filed with the SEC on June 28, 2019 (for the purposes of this section, the “Annual Report”), as amended through March 30, 2020, which contains the economic, financial and statistical information for fiscal years ended December 31, 2018, December 31, 2017, December 31, 2016, December 31, 2015 and December 31, 2014:

Commission Delegated Regulation (EU) 2019/980	Annual Report on Form 18-K for 2018, as amended by Amendments No. 1, No. 2 and No. 3 to the Annual Report

The Issuer’s position within the governmental framework	“State of Israel — Form of Government and Political Parties” on pages D-13 to D-15 of Exhibit D to the Annual Report

Geographic location and legal form of the Issuer	“State of Israel — Geography” on page D-12 of Exhibit D to the Annual Report and “— Form of Government and Political Parties” on pages D-13 to D-15 of Exhibit D to the Annual Report

Structure of the Issuer’s economy	“The Economy” on pages D-22 to D-50 of Exhibit D to the Annual Report, “Economic Developments” on page D-1 of Amendment No. 1 to the Annual Report, “Inflation and Monetary Policy” on page D-3 of Amendment No. 1 to the Annual Report and “Labor Market” on page D-3 of Amendment No. 1 to the Annual Report

Gross domestic product	“The Economy — Gross Domestic Product” on pages D-23 to D-24 of Exhibit D to the Annual Report and “Economic Developments” on page D-1 of Amendment No. 1 to the Annual Report

Israel’s political system and government	“State of Israel — Form of Government and Political Parties” on pages D-13 to D-15 of Exhibit D to the Annual Report

Tax and budgetary systems of the Issuer	“Public Finance” on pages D-80 to D-87 of Exhibit D to the Annual Report and “Fiscal Policy” on page D-2 of Amendment No. 1 to the Annual Report

Gross public debt of the Issuer	“Public Debt” on pages D-88 to D-96 of Exhibit D to the Annual Report and “Debt Record” on pages D-97 to D-105 of Exhibit D to the Annual Report

Foreign trade and balance of payments	“Balance of Payments and Foreign Trade” on pages D-51 to D-63 of Exhibit D to the Annual Report, “Balance of Payments and Foreign Trade” on pages D-1 to D-2 of Amendment No. 1 to the Annual Report and “Inflation and Monetary Policy” on page D-3 of Amendment No. 1 to the Annual Report

Foreign exchange reserves	“Balance of Payments and Foreign Trade — Foreign Exchange Controls and International Reserves” on pages D-61 to D-62 of Exhibit D to the Annual Report

Financial position and resources including liquid deposits available in domestic currency	“Public Finance — Fiscal Framework” on pages D-80 to D-84 of Exhibit D to the Annual Report

Income and expenditure figures	“Public Finance — The Budget Process” on page D-80 of Exhibit D to the Annual Report and “— Fiscal Framework” on pages D-80 to D-84 of Exhibit D to the Annual Report

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The Issuer’s website is https://www.gov.il/en. The Issuer’s budget for fiscal years 2019 – 2020 can be located on the website of the State of Israel Ministry of Finance, http://www.mof.gov.il/en.

Any information not listed in the cross-reference table but included in Amendment No. 2 to the Annual Report and the other documents incorporated by reference (except for the non-incorporated parts mentioned on page S-32 of this prospectus supplement) is given for informational purposes only and is considered additional information not required by Commission Delegated Regulation (EU) 2019/980.

This prospectus supplement and the accompanying prospectus, including the documents containing the information incorporated by reference, will be published on the website of the Luxembourg Stock Exchange, https://www.bourse.lu/issuer/Israel/45703.

Any websites referred to in this prospectus supplement and the accompanying prospectus, including Amendment No. 2 to the Annual Report, Schedule 2 to Exhibit J to Amendment No. 2 to the Annual Report and the other documents incorporated by reference, are for information purposes only. The information in such websites does not form any part of this prospectus supplement and the accompanying prospectus and has not been scrutinized or approved by the competent authority, unless that information is expressly incorporated by reference into this prospectus supplement and the accompanying prospectus.

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PROSPECTUS

State of Israel

$7,000,000,000

Debt Securities

The State of Israel, which may be referred to herein as Israel or the State, may offer up to U.S. $7,000,000,000 (or its equivalent in other currencies) aggregate principal amount of its debt securities.

The debt securities will be direct, general, unconditional, unsecured and unsubordinated external indebtedness of Israel. The debt securities will rank without preference among themselves and equally with all other unsecured and unsubordinated external indebtedness of Israel and will be backed by the full faith and credit of Israel. It is understood that this provision shall not be construed so as to require Israel to make payments under the debt securities ratably with payments being made under any other external indebtedness of Israel.

The debt securities will contain “collective action clauses,” unless otherwise indicated in the applicable prospectus supplement. Under these provisions, which differ from the terms of Israel’s external indebtedness issued prior to January 5, 2016, Israel may amend the payment provisions of the debt securities and other “reserve matters” with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount outstanding of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, more than 662∕3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

Israel will offer the debt securities from time to time as separate issues. Israel will provide a description of the specific terms of the debt securities it is offering, including the amounts, prices and terms of the debt securities, in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Israel may sell the debt securities directly, through agents designated from time to time or through underwriters or dealers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any place where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of those documents.

The date of this prospectus is June 1, 2018.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE STATE OF ISRAEL

Israel is not subject to the informational requirements of the Securities Exchange Act of 1934. Israel files annual reports on Form 18-K with the Securities and Exchange Commission, or the SEC, on a voluntary basis. These reports and any amendments to these reports include certain financial, statistical and other information about Israel and may be accompanied by exhibits. You may read and copy any document Israel files with the SEC at the SEC’s public reference room located at the Office of Investor Education and Assistance, U.S. Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C., 20549-0213. Israel’s SEC filings, including the Registration Statement of which this prospectus forms a part, are also available to the public from the SEC’s website at http://www.sec.gov. You may obtain information on the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC allows Israel to “incorporate by reference” into this prospectus the information Israel files with it. This means that Israel can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. Israel incorporates by reference the following documents:

•	Israel’s Annual Report on Form 18-K for the year ended December 31, 2016, file number 002-94917, as amended through the date of this prospectus.

Israel also incorporates by reference all future annual reports and amendments to annual reports until it sells all of the debt securities covered by this prospectus. Each time Israel files a document with the SEC that is incorporated by reference, the information in that document automatically updates the information contained in previously filed documents.

You may read and copy any of these filings at the SEC’s public reference room or from the SEC’s website referred to above. You may request a copy of these filings, at no cost, by writing to or telephoning Israel’s Chief Legal Officer and Head of Israel Economic Mission — Western Hemisphere, Ministry of Finance at the following address:

Ministry of Finance

Government of Israel

800 Second Avenue, 17th floor

New York, NY 10017 Telephone: (646) 779-6844

Facsimile: (646) 779-6815

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, Israel will use the net proceeds from the sale of the debt securities offered hereby for general purposes of the State, which may include the refinancing of domestic and external indebtedness of Israel.

DEBT SECURITIES

Israel may issue debt securities in distinct series at various times, and these debt securities will be issued pursuant to a fiscal agency agreement between Israel and a fiscal agent. The prospectus supplement that relates to any series of debt securities will identify the fiscal agent and any other paying agent that Israel has appointed for such series of debt securities. The prospectus supplement relating to your series of debt securities will also describe the financial terms and other specific terms of such series of debt securities. If the terms or conditions described in the prospectus supplement that relate to your series of debt securities differ from the terms or conditions described in this prospectus, you should rely on the terms or conditions described in the prospectus supplement.

The prospectus supplement that relates to your debt securities will specify the following terms relating to your debt securities, if applicable:

•	the specific title or designation of the debt securities;

•	the principal amount of the debt securities;

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•	the price of the debt securities;

•	the stated maturity date on which Israel must repay the debt securities;

•	the rate of any interest the debt securities will bear and, if variable, the method by which the interest rate will be calculated;

•	the dates when any interest payments are scheduled to be made;

•	the date or dates from which any interest will accrue;

•	the record dates for any interest payable on an interest payment date;

•	whether and in what circumstances Israel may redeem the debt securities before maturity;

•	the currency or currencies in which the debt securities are denominated, which may be U.S. dollars, another foreign currency or units of two or more currencies;

•	whether and under what circumstances and terms the holders of the debt securities may opt to have their respective debt securities prepaid;

•	whether and under what circumstances the debt securities will be entitled to the benefit of a sinking fund or other similar arrangement;

•	whether and under what circumstances and terms the holders of the debt securities may opt to obligate Israel to repurchase or exchange their respective securities, either pursuant to an option that is included in the debt securities or that is or becomes separately tradable following their issuance;

•	the currency or currencies for which such debt securities may be purchased and in which principal, premium, if any, and interest may be payable;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and, if so, how any such amount will be determined;

•	whether the debt securities will be issued upon the exchange or conversion of other debt securities and, if so, the specific terms relating to this exchange or conversion;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstance in which a global security is exchangeable for certificated (physical) securities;

•	whether the debt securities will be listed and, if listed, the stock exchange on which these debt securities will be listed; and

•	any other terms of the debt securities.

The prospectus supplement may also describe any United States federal or Israeli income tax consequences and special considerations applicable to that particular series of debt securities if applicable.

Status of the Debt Securities

The debt securities will constitute direct, general, unconditional, unsecured and unsubordinated external indebtedness of Israel. Israel has pledged its full faith and credit for the due and punctual payment of principal of, premium, if any, on, and interest on the debt securities.

The debt securities will rank without preference among themselves and equally with all other unsecured and unsubordinated external indebtedness of Israel. It is understood that this provision shall not be construed so as to require Israel to make payments under the debt securities ratably with payments being made under any other external indebtedness of Israel. For purposes of this paragraph, “external indebtedness” means indebtedness which is payable by its terms or at the option of its holder in any currency other than the currency of Israel (other than any such indebtedness that is originally issued within Israel), and “indebtedness” means all unsecured and unsubordinated obligations of Israel in respect of money borrowed and guarantees given by Israel in respect of money borrowed by others.

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Form of Debt Securities

Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in

U.S. dollars will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and greater multiples.

Debt securities denominated in another monetary unit will be issued in the denominations set forth in the applicable prospectus supplement.

Global Securities

The prospectus supplement that relates to your debt securities will indicate whether any of the debt securities you purchase will be represented by a global security. The aggregate principal amount of any global security equals the sum of the principal amount of all the debt securities it represents. The global security will be registered in the name of the depositary identified in the prospectus supplement or its nominee, and will be deposited with the depositary, its nominee or a custodian.

Limitations on Your Ability to Obtain Debt Securities Registered in Your Name. The global security will not be registered in the name of any person other than the depositary or its nominee. Similarly, the global security will not be exchanged for debt securities that are registered in the name of any person other than the depositary or its nominee. An exception to these restrictions would be made only if:

•	the depositary notifies Israel that it is unwilling, unable or no longer qualified to continue to act as the depositary and Israel has not appointed a replacement depositary;

•	at any time Israel decides it no longer wishes to have all or part of the debt securities represented by a global security; or

•	a default occurs that entitles the holders of the debt securities to accelerate the maturity date and such default has not been cured.

In those circumstances, the depositary will determine in whose names to register any certificated (physical) debt securities issued in exchange for the global security. Any such debt securities will be denominated in principal amounts of $1,000 or integral multiples of $1,000, or such other denominations as may be specified in the applicable prospectus supplement.

The depositary or its nominee will be considered the sole owner and holder of the global security for all purposes. As a result:

•	You cannot get debt securities registered in your name for so long as they are represented by the global security;

•	You cannot receive certificated (physical) debt securities in your name in exchange for your beneficial interest in the global security;

•	You will not be considered to be the owner or holder of the global security or any debt securities represented by that global security for any purpose;

•	You cannot assert any right of a holder of the debt securities unless you are authorized by the depositary and the participant through which you hold your beneficial interest; and

•	All payments on the global security will be made to the depositary or its nominee.

In some jurisdictions, certain types of purchasers (such as some insurance companies) are not permitted to own securities represented by a global security. These laws may limit your ability to sell or transfer your beneficial interest in the global security to these types of purchasers.

Beneficial Interests in and Payments on the Global Security. Institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers, are called participants. Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of interests in the global security will be kept.

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Israel will make principal and interest payments on debt securities represented by the global security to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, the depositary is expected to credit its participants’ accounts in amounts that correspond to their respective beneficial interests in that global security. In turn, after the participants’ accounts are credited, the participants are expected to credit the accounts of the owners of beneficial interests in the global security in amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures that govern payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. Israel has no responsibility or liability for the records of owners of beneficial interests in the global security, or for payments made or not made to owners of beneficial interests in the global security. Also, Israel is not responsible for maintaining, supervising or reviewing those records or payments. Israel has no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

The giving of notices and other communications by the depositary to participants and by participants to owners of beneficial interests in the global security will be arranged among themselves, subject to any statutory or regulatory requirements. Neither the depositary nor its nominee will consent or vote with respect to any debt securities. Under its usual procedures, the depositary would mail an omnibus proxy to Israel with respect to any vote or consent, assigning the consenting or voting rights of the depositary’s nominee to those participants to whose account debt securities are credited on the date for determining the holders entitled to consent or vote.

Payment

Unless otherwise specified in the applicable prospectus supplement, the principal of and interest on the debt securities will be payable in U.S. dollars at the New York office of the fiscal agent to the registered holders of the debt securities on the related record date; provided, however, that unless otherwise specified in the prospectus supplement, payments of interest will be paid by check mailed to the registered holders of the debt securities at their registered addresses.

If any date on which principal or interest is due to be paid is not a business day, Israel may pay interest on the next day that is a business day and no additional interest will accrue on that payment. For this purpose, business day means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law or executive order to be closed.

The register of holders of debt securities will be kept at the New York office of the fiscal agent.

Any monies held by the fiscal agent in respect of any debt securities and remaining unclaimed for two years after those amounts have become due and payable will be returned by the fiscal agent to Israel. The holders of those debt securities may thereafter seek payment only from Israel. The debt securities will become void unless holders present them for payment within five years after their maturity date.

Israel may replace the fiscal agent at any time, subject to the appointment of a replacement fiscal agent.

The fiscal agent is not a trustee for the holders of the debt securities and does not have the same responsibilities or duties to act for such holders as would a trustee. Israel may maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the fiscal agent.

Purchase of Debt Securities by Israel

Israel may at any time purchase any debt securities in any manner including, without limitation, open market purchases, privately negotiated purchases and tenders, and at any price. If purchases are made by tender, tenders must be available to all holders of debt securities of the same series. Any debt securities purchased by or on behalf of Israel may be held, resold or cancelled.

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Collective Action Securities Issued On or After January 5, 2016

Israel may designate a particular series of debt securities to be “Collective Action Securities.” The following descriptions apply to any series of debt securities that has been designated Collective Action Securities and issued on or after January 5, 2016.

Default

Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default with respect to any series of debt securities:

(1)	Israel fails to pay, when due, principal of or interest on any debt securities of that series and such failure continues for a period of 30 days;

(2)	Israel defaults in the performance or observance of or compliance with any other obligations under the debt securities of that series, which default is materially prejudicial to the interests of the holders of the debt securities of that series and is not remedied within 60 days after the holder of any debt security of that series has given written notice of the default to Israel at the office of the fiscal agent; or

(3)	Israel declares a moratorium with respect to the payment of principal of or interest on debt securities of a series which is materially prejudicial to the holders of the debt securities of such series.

Acceleration of Maturity

If an event of default described under the heading “Debt Securities — Collective Action Securities Issued On or After January 5, 2016 — Default” above occurs and is continuing with respect to any series of debt securities that have been designated Collective Action Securities, the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series may, by notice to the fiscal agent, declare all the debt securities of that series to be due and payable immediately. Holders of less than 25% of the aggregate principal amount of the outstanding debt securities of that series may not, on their own, declare the debt securities of that series to be due and payable immediately. Holders of debt securities may exercise these rights only by providing a written demand to Israel at the office of the fiscal agent at a time when the event of default is continuing.

Upon any declaration of acceleration, the principal, interest and all other amounts payable on the debt securities of that series will be immediately due and payable on the date Israel receives written notice of the declaration, unless Israel has remedied the event or events of default prior to receiving the notice. The holders of 50% or more of the aggregate principal amount of the outstanding debt securities of that series may rescind a declaration of acceleration if the event or events of default giving rise to the declaration have been cured or waived.

Meetings and Amendments; Modifications

Israel may call a meeting of the holders of debt securities of a series at any time regarding the fiscal agency agreement or the debt securities of the series. Israel will determine the time and place of the meeting. Israel will instruct the fiscal agent to notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, Israel or the fiscal agent will call a meeting of holders of debt securities of a series if the holders of at least 10% in principal amount of all debt securities of such series then outstanding have delivered a written request to Israel or the fiscal agent (with a copy to Israel) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Israel will notify the fiscal agent and the fiscal agent will notify the holders of the time and place of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders and their proxies are entitled to vote at a meeting of holders. Israel will set the procedures governing the conduct of the meeting and if additional procedures are required, Israel shall establish such procedures as are customary in the market.

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Modifications may also be approved by holders of debt securities of a series pursuant to written action with the consent of the requisite percentage of debt securities of such series. If a modification is to be approved by a written action, Israel will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by Israel.

The holders may generally approve any proposal by Israel to modify the fiscal agency agreement or the terms of the debt securities of a series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

However, the holders may only approve, by vote or consent through one of three modification methods described below, any proposed modification by Israel that would do any of the following (such subjects referred to as “reserve matters”):

•	change the date on which any amount is payable on the debt securities;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities and the fiscal agency agreement) of the debt securities;

•	reduce the interest rate on the debt securities;

•	change the method used to calculate any amount payable on the debt securities (other than in accordance with the express terms of the debt securities and the fiscal agency agreement);

•	change the currency or place of payment of any amount payable on the debt securities;

•	modify Israel’s obligation to make any payments on the debt securities (including any redemption price therefor);

•	change the identity of the obligor under the debt securities;

•	change the definition of “outstanding” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserve matter modification”;

•	change the definition of “uniformly applicable” or “reserve matter modification”;

•	authorize the fiscal agent, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of Israel or any other person; or

•	change the legal ranking, governing law, agreement to arbitrate, submission to jurisdiction in Israel or waiver of immunities provisions of the terms of the debt securities.

A change to a reserve matter (a “reserve matter modification”), including the payment terms of any series of debt securities, can be made without your consent, as long as the change is approved pursuant to one of the following three modification methods, by vote or consent by:

•	where such proposed modification would affect the outstanding debt securities of a single series, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of such series;

•	where such proposed modification would affect the outstanding debt securities of two or more series (a “cross-series modification”), the holders of more than 75% of the aggregate principal amount of outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met (a “cross-series modification with single aggregated voting”); or

•	where such proposed modification would affect the outstanding debt securities of two or more series, whether or not the “uniformly applicable” requirements are met, the holders of more than 662∕3% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually (a “cross-series modification with two-tier voting”).

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“Uniformly applicable,” as referred to above, in the context of a proposed cross-series modification, means a modification by which holders of debt securities of all series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration.

A modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

Israel may, in its discretion, select any modification method for a proposed reserve matter modification in accordance with the fiscal agency agreement and designate which series of debt securities will be included in the aggregated voting for a proposed cross-series modification. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

A cross-series modification constituting or including a reserve matter modification to the terms and conditions of the affected debt securities that is not uniformly applicable must be effected pursuant to a cross-series modification with two-tier voting; such a cross-series modification that is uniformly applicable may be effected pursuant to a cross-series modification with single aggregated voting or a cross-series modification with two-tier voting, at Israel’s option.

Before soliciting any consent or vote of any holder of debt securities for any reserve matter modification, Israel will provide the following information to the fiscal agent for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•	a description of Israel’s economic and financial circumstances which are, in Israel’s opinion, relevant to the request for the proposed modification, a description of Israel’s existing debts and a description of any broad policy reform program and provisional macroeconomic outlook;

•	if Israel shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•	a description of Israel’s proposed treatment of external debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if Israel is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

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For purposes of determining whether the required percentage of holders of the debt securities of a series has approved any amendment, modification or change to, or waiver of, the debt securities or the fiscal agency agreement, or whether the required percentage of holders has delivered a notice of acceleration of the debt securities of that series, debt securities will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification if on the record date for the proposed modification or other action or instruction under the fiscal agency agreement, the debt security is held by Israel or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by Israel or a public sector instrumentality, except that (x) debt securities held by Israel or any public sector instrumentality or by any corporation, trust or other legal entity that is controlled by Israel or a public sector instrumentality which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the fiscal agent the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Israel or a public sector instrumentality or a corporation, trust or other legal entity controlled by Israel or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the fiscal agent in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information that is in the possession of the fiscal agent, upon the certificate, statement or opinion of or representations by the fiscal agent; and (y)  in determining whether the fiscal agent will be protected in relying upon any such action or instructions under the fiscal agency agreement, or any notice from holders, only debt securities that a responsible officer of the fiscal agent knows to be so owned or controlled will be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means the Bank of Israel, any department, ministry or agency of Israel, and a corporation, trust or other legal entity controlled by Israel or by a public sector instrumentality, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Further Issuances of Debt Securities of a Series

From time to time, without the consent of holders of the debt securities of any series that have been designated Collective Action Securities, and subject to the required approvals under Israeli law, Israel may create and issue additional debt securities with the same terms and conditions as those of the debt securities of that series (or the same except for the amount of the first interest payment and the issue price), provided that such additional debt securities do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such debt securities are subject to the U.S. federal tax laws), a greater amount of original issue discount than the debt securities of that series have as of the date of issuance of such additional debt securities. Israel may also consolidate the additional debt securities to form a single series with the outstanding debt securities.

Collective Action Securities Issued Prior to January 5, 2016

The following descriptions apply to any series of debt securities that has been designated Collective Action Securities and issued prior to January 5, 2016 (including further issuances of such debt securities).

Default

Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default with respect to any series of debt securities:

(1)	Israel fails to pay, when due, principal of or interest on any debt securities of that series and such failure continues for a period of 30 days;

(2)	Israel defaults in the performance or observance of or compliance with any other obligations under the debt securities of that series, which default is materially prejudicial to the interests of the holders of the debt securities of that series and is not remedied within 60 days after the holder of any debt security of that series has given written notice of the default to Israel at the office of the fiscal agent; or

(3)	Israel declares a moratorium with respect to the payment of principal of or interest on the debt securities of that series which is materially prejudicial to the interests of the holders of the debt securities of that series.

Acceleration of Maturity

If an event of default described under the heading “Debt Securities — Collective Action Securities Issued Prior to January 5, 2016 — Default” above occurs and is continuing with respect to any series of debt securities that have been designated Collective Action Securities, the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series may, by notice to the fiscal agent, declare all the debt securities of that series to be due and payable immediately. Holders of less than 25% of the aggregate principal amount of the outstanding debt securities of that series may not, on their own, declare the debt securities of that series to be due and payable immediately. Holders of debt securities may exercise these rights only by providing a written demand to Israel at the office of the fiscal agent at a time when the event of default is continuing.

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Upon any declaration of acceleration, the principal, interest and all other amounts payable on the debt securities of that series will be immediately due and payable on the date Israel receives written notice of the declaration, unless Israel has remedied the event or events of default prior to receiving the notice. The holders of 50% or more of the aggregate principal amount of the outstanding debt securities of that series may rescind a declaration of acceleration if the event or events of default giving rise to the declaration have been cured or waived.

Meetings and Amendments

General. A meeting of holders of any series of debt securities that have been designated Collective Action Securities may be called at any time:

•	to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the fiscal agency agreement or the debt securities of that series to be made, given or taken by holders of debt securities of that series; or

•	to modify, amend or supplement the terms of the debt securities of that series or, insofar as affects the debt securities of that series, the fiscal agency agreement, in any way.

Israel may at any time call a meeting of holders of a series of debt securities that have been designated Collective Action Securities for any purpose described above. This meeting will be held at the time and place determined by Israel. The fiscal agent will call a meeting of the holders of the debt securities of a series if Israel or the holders of at least 10% in aggregate principal amount of all debt securities of the series then outstanding (as defined in the fiscal agency agreement) have delivered a written request to the fiscal agent setting forth the action they propose to take.

Notice. The notice of a meeting will set forth the time and place of the meeting and in general terms the action proposed to be taken at the meeting. This notice shall be given as provided in the terms of the debt securities. In addition, this notice shall be given between 30 and 60 days before the meeting date; however, in the case of any meeting to be reconvened after adjournment for lack of a quorum, this notice shall be given between 15 and 60 days before the meeting date.

Voting; Quorum. A person that holds outstanding debt securities of a series or is duly appointed to act as a proxy for a holder of these debt securities will be entitled to vote at a meeting of holders of the debt securities of that series. Holders or proxies representing a majority of the aggregate principal amount of the outstanding debt securities of a series will normally constitute a quorum with respect to that series of debt securities. However, if a meeting is adjourned for a lack of a quorum, then holders or proxies representing 25% of the aggregate principal amount of the outstanding debt securities of a series will constitute a quorum with respect to that series of debt securities when the meeting is rescheduled. For purposes of a meeting of holders that proposes to discuss “reserved matters”, which are specified below, including any adjourned or rescheduled meetings for such purpose, holders or proxies representing 75% of the aggregate principal amount of the outstanding debt securities will constitute a quorum.

Regulations. The fiscal agent may make reasonable and customary regulations as it deems advisable for any meeting with respect to:

•	the proof of the holding of debt securities of a series;

•	the adjournment and chairmanship of such meeting;

•	the appointment and duties of inspectors of votes, certificates and other evidence of the right to vote; and

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•	other matters concerning the conduct of the meeting that the fiscal agent deems appropriate.

Amendments. Israel, the fiscal agent and the holders may generally modify or take actions with respect to the fiscal agency agreement or the terms of the debt securities of any series with:

•	the affirmative vote of the holders of more than 662∕3% in aggregate principal amount of the outstanding debt securities of that series that are represented at a duly called and held meeting; or

•	the written consent of the holders of more than 662∕3% in aggregate principal amount of the outstanding debt securities of that series.

However, the holders of not less than 75% in aggregate principal amount of the outstanding debt securities of that series, voting at a meeting or by written consent, must consent to any amendment, modification, change or waiver with respect to the debt securities of that series that would:

•	change the due date for the payment of the principal of, or any installment of interest on, the debt securities of that series;

•	reduce the principal amount of the debt securities of that series;

•	reduce the portion of the principal amount that is payable in the event of an acceleration of the maturity of the debt securities of that series;

•	reduce the interest rate on any debt securities of that series;

•	change the currency in which any amount in respect of the debt securities of that series is payable or exclude the Borough of Manhattan, The City of New York, as a required place at which payment with respect to interest, premium or principal is payable;

•	shorten the period during which Israel is not permitted to redeem the debt securities of that series or permit Israel to redeem the debt securities of that series if, prior to such action, Israel is not permitted to do so;

•	change the obligation of Israel to pay any additional amounts;

•	change the definition of “outstanding” with respect to the debt securities of that series;

•	change the governing law provision of the debt securities of that series;

•	change Israel’s appointment of an agent for the service of process in the United States or Israel’s agreement not to claim and to waive irrevocably immunity (sovereign or otherwise) in respect of any suit, action or proceeding arising out of or relating to the fiscal agency agreement or to the debt securities of that series;

•	change the status of the debt securities of that series, as described under “Debt Securities — Status of the Debt Securities” above;

•	in connection with an offer to acquire all or any portion of the debt securities of that series, amend any event of default under the debt securities of that series; or

•	reduce the proportion of the principal amount of the debt securities of that series that is required:

•	to modify, amend or supplement the fiscal agency agreement or the terms and conditions of the debt securities of that series; or

•	to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action.

Israel refers to the above subjects as “reserved matters.” A change to a reserved matter, including the payment terms of any series of debt securities that have been designated Collective Action Securities, can be made without your consent, as long as a supermajority of the holders (that is, the holders of at least 75% in aggregate principal amount of the outstanding debt securities) agrees to the change.

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If both Israel and the fiscal agent agree, they may, without the vote or consent of any holder of debt securities of a series, modify, amend or supplement the fiscal agency agreement or the debt securities of any series for the purpose of:

•	adding to the covenants of Israel;

•	surrendering any right or power conferred upon Israel;

•	securing the debt securities of that series pursuant to the requirements of the debt securities or otherwise;

•	curing any ambiguity or curing, correcting or supplementing any defective provision contained in the fiscal agency agreement or in the debt securities of that series; or

•	amending the fiscal agency agreement or the debt securities of that series in any manner that Israel and the fiscal agent may determine that is not inconsistent with the debt securities of that series and that does not adversely affect the interest of any holder of debt securities of that series in any material respect.

Any modification, amendment or supplement approved in the manner described in this section shall be binding on the holders of debt securities of such series.

For purposes of determining whether the required percentage of holders of any series of debt securities that have been designated Collective Action Securities is present at a meeting of holders for quorum purposes or has approved any amendment, modification or change to, or waiver of, such debt securities or the fiscal agency agreement, or whether the required percentage of holders has delivered a notice of acceleration, debt securities owned, directly or indirectly, by or on behalf of Israel or any public sector instrumentality of Israel will be disregarded and deemed not to be “outstanding”, except that in determining whether the fiscal agent shall be protected in relying upon any amendment, modification, change or waiver, or any notice from holders, only debt securities that the fiscal agent knows to be so owned shall be so disregarded. As used in this paragraph, “public sector instrumentality” means the Bank of Israel, any department, ministry or agency of the federal government of Israel or any corporation, trust, financial institution or other entity owned or controlled by the federal government of Israel or any of the foregoing and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

Further Issuances of Debt Securities of a Series

From time to time, without the consent of holders of the debt securities of any series that have been designated Collective Action Securities, and subject to the required approvals under Israeli law, Israel may create and issue additional debt securities with the same terms and conditions as those of the debt securities of that series (or the same except for the amount of the first interest payment and the issue price), provided that such additional debt securities do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such debt securities are subject to the U.S. federal tax laws), a greater amount of original issue discount than the debt securities of that series have as of the date of issuance of such additional debt securities. Israel may also consolidate the additional debt securities to form a single series with the outstanding debt securities.

Taxation by Israel; Additional Amounts

Israel will make all payments of principal and interest in respect of the debt securities free and clear of, and without withholding or deducting, any present or future taxes imposed by or within Israel, unless required by law. In that event, Israel will pay additional amounts so that the holders of the debt securities of a series receive the amounts that would have been received by them had no withholding or deduction been required. Israel will not be required to pay any additional amount to or on behalf of a holder where the holder is liable to pay such taxes in respect of debt securities because the holder has some connection with Israel other than the mere holding of debt securities or the receipt of principal and interest. Any holder who wants to receive these additional amounts would have to present the debt security for payment within 30 days of when payment is due. If the fiscal agent has not received the full amount of the money payable on or prior to the due date, then any holder who wants to receive the additional amounts would have until 30 days after the date that the holders have been notified that the fiscal agent has received the money to present the debt security for payment. If no additional amount would be payable on a debt security presented for payment on the 30th day after the payment was due, then any holder presenting that debt security for payment after the 30th day will only be entitled to the payment due, but not to any additional amount. This 30-day period will not start until Israel has paid to the fiscal agent the amount of the payment due.

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Any reference to “principal” or “interest” on the debt securities includes any additional amounts which may be payable on those debt securities.

Jurisdiction, Consent to Service and Enforceability

The State of Israel is a foreign sovereign government. Consequently, it may be difficult for you to sue Israel or to collect upon a judgment against Israel. Israel will irrevocably agree not to assert any defense based on immunity, including foreign sovereign immunity, from jurisdiction to which it might otherwise be entitled in any action arising out of or based on the debt securities which may be instituted by the holder of any debt securities of any series in any federal court in the Southern District of New York, any state court in the City of New York or in any competent court in Israel. Israel has appointed the Chief Legal Officer and Head of Israel Economic Mission — Western Hemisphere of the Ministry of Finance of the Government of Israel in New York, New York, as its authorized agent upon whom process may be served. This appointment is limited to any action arising out of or based on the debt securities which the holder of any debt securities may institute in any federal court in the Southern District of New York or any state court in the City of New York. The appointment will be irrevocable until Israel pays all amounts due or to become due on or in respect of all the debt securities issuable under the fiscal agency agreement. If for any reason the authorized agent ceases to be able to act as Israel’s authorized agent or no longer has an address in New York, Israel will appoint another person in New York as its authorized agent. The Chief Legal Officer and Head of Israel Economic Mission — Western Hemisphere is not the agent for service for actions under the United States federal securities laws or state securities laws and Israel’s waiver of immunity does not extend to such actions. Because Israel has not waived its sovereign immunity in connection with any action arising out of or based on United States federal or state securities laws, it will not be possible to obtain a United States judgment against Israel based on such laws unless a court were to determine that Israel is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to such actions. Under the laws of Israel, assets of Israel are immune from any form of execution.

GOVERNING LAW

The fiscal agency agreement and the debt securities will be governed by and interpreted in accordance with the laws of the State of New York. The laws of Israel will govern all matters governing authorization and execution of the debt securities by Israel.

PLAN OF DISTRIBUTION

Israel may sell the debt securities: (a) through underwriters or dealers; (b) through agents; or (c) directly to one or more institutional purchasers. Each prospectus supplement will include:

•	the names of any underwriters or agents;

•	the purchase price of the debt securities of that series;

•	the net proceeds to Israel from the sale of such debt securities;

•	any underwriting discounts, agent commissions or other items constituting underwriters’ or agents’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

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The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Any underwriters or agents used in the sale may sell the debt securities either on a “best efforts” or on a firm commitment basis. If the underwriters distribute debt securities on a firm commitment basis, the underwriters will acquire the debt securities for their own account and may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined by the underwriters at the time of sale. Israel may offer the debt securities to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the debt securities offered thereby if any are purchased.

Israel may agree to indemnify agents and underwriters against certain liabilities, including liabilities under the United States Securities Act of 1933, or to contribute to payments the agents or underwriters may be required to make in respect of any of these liabilities. Agents and underwriters may engage in transactions with or perform services for Israel.

OFFICIAL STATEMENTS

Information included herein and the registration statement which is identified as being derived from a publication of Israel or one of its agencies of instrumentalities or the Bank of Israel is included on the authority of such publication as a public official document of Israel or the Bank of Israel. All other information herein and in the Registration Statement is included as a public official statement made on the authority of the Accountant General of the Ministry of Finance of Israel, in his official capacity.

VALIDITY OF THE DEBT SECURITIES

The validity of the debt securities will be passed upon for Israel by Arnold & Porter Kaye Scholer LLP, New York, New York and Washington, D.C., United States counsel to Israel, and by the Legal Advisor to the Ministry of Finance of the State of Israel. As to all matters of Israeli law, Arnold & Porter Kaye Scholer LLP may rely on the opinion of the Legal Advisor to the Ministry of Finance. All statements with respect to matters of Israeli law in the prospectus have been passed upon by the Legal Advisor to the Ministry of Finance and are made upon his authority.

AUTHORIZED REPRESENTATIVE

The Authorized Representative of the State of Israel in the United States of America is the Chief Legal Officer and Head of Israel Economic Mission — Western Hemisphere, Ministry of Finance of the State of Israel, 800 Second Avenue, 17th Floor, New York, New York 10017.

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ISSUER

Government of Israel

Ministry of Finance

1 Kaplan Street

Hakiria, Jerusalem 91131

Israel

REGISTRAR, FISCAL, TRANSFER AND

PRINCIPAL PAYING AGENT

Citibank, N.A.

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

LUXEMBOURG LISTING AGENT

Banque Internationale à Luxembourg, société anonyme

69 Route d’Esch L-2953

Luxembourg

LEGAL ADVISORS

To Israel: as to Israeli law Legal Advisor Ministry of Finance 1 Kaplan Street Jerusalem 91131 Israel as to U.S. law White & Case LLP 1221 Avenue of the Americas New York, NY 10020 United States	To the Underwriters:
as to Israeli law
Meitar Law Offices
16 Abba Hillel Silver Street
12th Floor
Ramat Gan
Israel

as to U.S. law
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
United States

$5,000,000,000

State of Israel

$2,000,000,000 2.750% Bonds due 2030

$2,000,000,000 3.875% Bonds due 2050

$1,000,000,000 4.500% Bonds due 2120

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays      BofA Securities      Citigroup      Goldman Sachs & Co. LLC

March 31, 2020